UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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SUNTERRA CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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3865 West Cheyenne Avenue

North Las Vegas, Nevada 89032

(702) 804-8600

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Dear Stockholder:

The 2005 Annual Meeting of Stockholders (the “Annual Meeting”) of Sunterra Corporation (the “Company”) will be held at the Courtyard Las Vegas Summerlin located at 1901 North Rainbow Boulevard, Las Vegas, Nevada 89108, on Friday, February 25, 2005, at 10 a.m., local time. We are holding this meeting to:

1. elect six directors of the Company;

2. approve the Sunterra Corporation 2005 Incentive Plan; and

3. transact such other business as may properly be brought before the Annual Meeting or any adjournments or postponements thereof.

Stockholders of record at the close of business on January 25, 2005 are entitled to notice of and to vote at the Annual Meeting. For 10 days prior to the Annual Meeting, a list of stockholders entitled to vote will be available for inspection at our principal offices, 3865 West Cheyenne Avenue, North Las Vegas, Nevada 89032. If you would like to view the stockholder list, please call Investor Relations at 702-304-7005, to schedule an appointment.

It is important that your shares be represented and voted at the meeting. You can vote your shares by completing and returning a proxy card. You can revoke a proxy at any time prior to its exercise at the Annual Meeting by following the instructions in the enclosed proxy statement.

By Order of the Board of Directors

Frederick C. Bauman

Vice President,

General Counsel and Secretary

North Las Vegas, Nevada

January 28, 2005

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE THE ACCOMPANYING PROXY CARD AND RETURN IT IN THE ENCLOSED ADDRESSED ENVELOPE TO ASSURE YOUR REPRESENTATION AT THE ANNUAL MEETING.

PROXY STATEMENT

We are furnishing this proxy statement and materials in connection with the solicitation by the board of directors of Sunterra Corporation of proxies to be voted at our annual meeting of stockholders to be held on Friday, February 25, 2005, at 10:00 a.m., local time, and any adjournments or postponements thereof.

You are cordially invited to attend the annual meeting, which will be held at the Courtyard Las Vegas Summerlin located at 1901 North Rainbow Boulevard, Las Vegas, Nevada 89108. The matters to be considered at our annual meeting are indicated in the accompanying meeting notice.

Our principal executive offices are located at 3865 West Cheyenne Avenue, North Las Vegas, Nevada 89032. Our telephone number is (702) 804-8600. We also maintain an Internet web site at www.sunterra.com. The information contained on our web site is not deemed to be soliciting material and is not incorporated by reference in this proxy statement. Unless the context otherwise requires, throughout this proxy statement the words “Sunterra,” “we,” “us,” and “our” refer to Sunterra Corporation, a Maryland corporation, and its subsidiaries.

Our Transition Report on Form 10-K for the transition period from January 1, 2004 to September 30, 2004, this proxy statement and the accompanying proxy card are first being mailed to stockholders on or about January 31, 2005, to persons who were stockholders of record at the close of business on January 25, 2005, the record date for the annual meeting.

Voting Procedures

Stockholders may vote either by completing and returning the enclosed proxy card prior to the annual meeting, by voting in person at the annual meeting or by submitting a signed proxy card at the annual meeting. A proxy card is enclosed for your use. Even if you plan to attend the annual meeting, we encourage you to sign, date and return the proxy card in the accompanying envelope, which is postage prepaid if mailed in the United States.

You may revoke your proxy at any time before it is actually voted at the annual meeting by delivering written notice of revocation to our Corporate Secretary at 3865 West Cheyenne Avenue, North Las Vegas, Nevada 89032, submitting a later dated proxy or attending the annual meeting and voting in person. Attendance at the annual meeting will not, by itself, constitute revocation of the proxy.

All shares entitled to vote and represented by properly completed proxies received prior to the annual meeting and not revoked will be voted at the meeting in accordance with your instructions. If you return a signed proxy card without indicating how your shares should be voted on a matter and do not revoke your proxy, the shares represented by your proxy will be voted FOR the election of the nominees for director named below and FOR the other proposals described below.

You may be represented by another person present at the annual meeting by executing a form of proxy designating such person to act on your behalf.

If any other matters are properly presented at the annual meeting for consideration, including, among other things, consideration of a motion to adjourn the meeting to another time or place, the individuals named as proxies and acting thereunder will have discretion to vote on those matters according to their best judgment to the same extent as the person delivering the proxy would be entitled to vote. If the annual meeting is postponed or adjourned, your proxy will remain valid and may be voted at the postponed or adjourned meeting. You will still be able to revoke your proxy until it is voted. As of the mailing date of this proxy statement, we did not know of any matters that are to be presented at the annual meeting other than the proposals described below.

Record Date

The record date for the annual meeting is January 25, 2005. Stockholders of record as of the close of business on the record date will be entitled to notice of and to vote at the annual meeting.

Quorum and Voting Requirements

On the record date for the annual meeting, 18,968,849 shares of common stock were outstanding. Except as noted below, each outstanding share is entitled to one vote on all matters to be considered at the annual meeting.

Brokers holding shares of record for customers are not entitled to vote on certain matters unless they receive voting instructions from their customers. As used in this proxy statement, “uninstructed shares” means shares held by a broker that has not received instructions from its customers on such matters where the broker has so notified us on the proxy card in accordance with industry practice or has otherwise advised us that it lacks voting authority. As used in this proxy statement, “broker non-votes” means the votes that could have been cast on the matter in question by brokers with respect to uninstructed shares if the brokers had received their customers’ instructions.

The presence at the annual meeting, in person or by proxy, of stockholders entitled to cast a majority of all the votes entitled to be cast at the meeting (that is, stockholders owning a majority of the shares of common stock outstanding on the record date) will constitute a quorum at the annual meeting. For purposes of the quorum, stockholders of record who are present at the annual meeting in person or by proxy and who abstain or withhold their votes will be considered stockholders who are present and entitled to vote and will be counted toward the quorum. Shares covered by broker non-votes will also be counted as being present at the annual meeting for quorum purposes.

Our directors are elected by a plurality vote and the six nominees who receive the most votes will be elected at the annual meeting. Uninstructed shares are entitled to vote on this matter.

To be approved, the proposal to approve the Sunterra Corporation 2005 Incentive Plan must receive the affirmative vote of a majority of all votes cast at the annual meeting. Uninstructed shares are not entitled to vote on this matter, and therefore broker non-votes will not affect the outcome of the voting on this matter. Likewise, abstentions, because they are not treated as “votes cast,” will have no effect on this matter.

Recommendation of the Board

Our board of directors recommends that stockholders vote “FOR” each of the proposals described in this proxy statement.

Delivery of Proxy Statement and Annual Report

Under rules adopted by the Securities and Exchange Commission (the “SEC”), we are permitted to deliver a single copy of our proxy statement and transition report on Form 10-K to stockholders sharing the same address. This process, called householding, allows us to reduce the number of copies of these materials that we must print and mail.

We have implemented householding for all stockholders who share the same last name and address and, for shares held in “street name,” where the shares are held through the same nominee (e.g., all accounts are at the same brokerage firm), so that they are receiving only one copy of our proxy statement and transition report on Form 10-K per address. If you would like to receive a separate copy of our proxy statement and transition report on Form 10-K, please write to us c/o Mellon Shareholder Services, PO Box 3315, South Hackensack, New Jersey 07606 or call us at 1-877-637-6300. If you consent to householding, your election will remain in effect until you revoke it. If you revoke your consent, you will be sent separate copies of documents mailed at least 30 days after receipt of your revocation. If you are currently receiving more than one copy of these materials and would like to receive only one copy, you may contact us at the address or number above.

Cost of Proxy Distribution and Solicitation

We will pay the expenses of the preparation of the proxy materials and the solicitation of proxies by our board of directors. Proxies may be solicited on our behalf in person or by telephone, e-mail, facsimile or other electronic means by our directors, officers or employees, who will receive no additional compensation for soliciting, or also by employees or agents of Mellon Shareholder Services, who will receive compensation from us for their services. In accordance with the regulations of the SEC, we will reimburse brokerage firms and other custodians, nominees and fiduciaries for their expenses incurred in sending proxies and proxy materials to beneficial owners of our common stock.

Inspectors of Election

Votes cast at the annual meeting will be tabulated by the persons we appoint to act as inspectors of election for the annual meeting.

CORPORATE GOVERNANCE

Pursuant to our charter and bylaws, our business, property and affairs are managed by or under the direction of our board of directors. Members of our board of directors are kept informed of our business through discussions with senior management, by reviewing materials provided to them and by participating in meetings of the board of directors and its committees. The number of directors comprising our full board of directors is currently fixed at six.

Director Independence

The board of directors has determined that each of Messrs. Dickerson, Jr., Gubbay, Nelson and Willes are “independent” for purposes of Rule 4200 of the listing standards of the Nasdaq Stock Market and, therefore, that a majority of our board of directors is independent as so defined. The board of directors based these determinations primarily on a review of the responses of the directors and executive officers to questions regarding employment and compensation history, affiliations and family and other relationships and on discussions with the individual directors.

The foregoing independence determination also included the conclusion of our board of directors that each of the members of our audit and compliance committee (hereafter referred to as “audit committee”) is independent for purposes of audit committee membership under Rule 4350(d) of the Nasdaq listing standards, which includes the independence requirements of Rule 4200, and additional independence requirements under SEC Rule 10A-3(b). In addition, each member of the Governance and Nominating Committee and the Compensation Committee is independent in accordance with the Nasdaq listing standards.

Board Committees

The board of directors has three standing committees:

•	The audit committee, the members of which are James H. Dickerson, Jr. (Chair), Olof S. Nelson, and Charles F. Willes;

•	The compensation committee, the members of which are Charles F. Willes (Chair), David Gubbay, Olof S. Nelson and James H. Dickerson, Jr.;

•	The governance and nominating committee, the members of which are Olof S. Nelson (Chair), Charles F. Willes and David Gubbay.

Audit Committee. The primary purpose of the audit committee is to assist our board of directors in fulfilling its oversight responsibilities with respect to:

•	the integrity of our financial statements;

•	our compliance with various legal and regulatory requirements pertaining to preparation and reporting of financial information;

•	the selection and retention of our independent registered public accounting firm, including a determination of qualifications and independence;

•	the evaluation of the performance of our internal audit function and independent registered public accounting firm;

•	the annual and quarterly financial information to be provided to stockholders and the SEC; and

•	various communications with the SEC and other public communications pertaining to financial information.

In addition, the audit committee provides a point of contact for communication between our independent registered public accounting firm, financial management and board of directors. The audit committee’s responsibility is principally one of oversight, recognizing that our management is responsible for preparing our financial statements and that our independent registered public accounting firm are responsible for auditing those financial statements. Our independent registered public accounting firm is ultimately accountable to our audit committee and board of directors for their audit of our financial statements.

The board of directors has determined that we have at least one “audit committee financial expert,” Mr. Dickerson, serving on our audit committee. Mr. Dickerson is considered independent as that term is defined in Item 401(h) (2) of Regulation S-K and “independent” as defined by Section 10A(m) 3 of the Exchange Act and as that term is used in Item 7 (d) (3) (iv) of Schedule 14A of the Exchange Act.

The audit committee has adopted a written charter. A copy of the audit committee charter was included as Appendix A to the Company’s 2004 proxy statement.

Compensation Committee. The compensation committee determines compensation for our senior executive officers and administers our stock option and other incentive compensation plans. A copy of the compensation committee charter was included as Appendix B to the Company’s 2004 proxy statement.

Governance and Nominating Committee. The primary purposes of the governance and nominating committee are to select the individuals qualified to serve on our board of directors for election by our stockholders at each annual meeting of stockholders, fill vacancies on the board of directors, and develop, assess and recommend to the board of directors corporate governance policies. Also, if requested by the Board, the governance and nominating committee identifies and recommends to the Board the appointees to be selected for service on Board committees.

The governance and nominating committee identifies, evaluates and recommends prospective directors to our board of directors with the goal of creating a balance of knowledge, experience and diversity on our board of directors. Prospective director nominees are evaluated in the context of the current composition of our board of directors, our business plans and strategies and the long-term interests of our stockholders. In conducting this assessment, the nominating and governance committee considers, among other things, diversity, age, skills, expertise, integrity, character, judgment, independence, corporate experience, length of service, willingness to serve, conflicts and commitments (including, among other things, the number of other public and private company boards on which a director candidate serves), and such other factors as it deems appropriate to maintain a balance of knowledge, experience and capability on our board of directors. The committee also considers whether the prospective nominee has an understanding of the workings of large business organizations such as Sunterra and senior level executive experience, as well as the ability to make independent, analytical judgments, the ability to be an effective communicator and the ability and willingness to devote the time and effort to be an effective and contributing member of the board.

In the case of incumbent directors whose terms of office are set to expire, the governance and nominating committee reviews such directors’ overall service to the Company during their terms, including the number of meetings attended, level of participation and quality of performance.

Consideration of new director nominee candidates typically involves a series of internal discussions, review of information concerning candidates and interviews with selected candidates. The governance and nominating committee identifies potential new director candidates by recommendations from its members, other Board members, Company management and stockholders, and may, if necessary or appropriate, utilize the services of a professional search firm.

The governance and nominating committee considers recommendations for Board candidates submitted by stockholders using the same criteria (described above) that it applies to recommendations from the committee, directors and members of management. In order to be considered, a recommendation from a stockholder must be submitted to the governance and nominating committee in accordance with the director nomination procedures set forth in our by-laws and the applicable rules of the SEC. See “Stockholder Proposals for 2006 Annual Meeting.”

A copy of the governance and nominating committee charter was included as Appendix C to the Company’s 2004 proxy statement.

Executive Sessions

The Nasdaq listing standards require that we implement regularly scheduled executive sessions at which only independent directors attend and participate. Mr. Gubbay, our non executive chairman, is the “lead” independent director for purposes of scheduling and setting the agenda for the executive sessions of the independent directors. It is presently contemplated that these executive sessions will occur at least four times during the fiscal year ending September 30, 2005, in conjunction with regularly scheduled board meetings, in addition to separate meetings of the standing committees of the board of directors.

Non-employee Director Ownership Guidelines

We expect each of our non-employee directors, following his or her election to the board, to own our common stock in an amount equal to a multiple of four times the director’s annual board retainer. We expect a director to reach this level of ownership within a five year period.

Stockholder Communications with Directors

Sunterra stockholders who want to communicate with the Board or any individual Director can write to:

Sunterra Corporation

Board Administration

3865 W. Cheyenne Ave.

North Las Vegas, NV 89032

Your letter should indicate that you are a Sunterra stockholder. Depending on the subject matter, management will:

•	Forward the communication to the Director or Directors to whom it is addressed;

•	Attempt to handle the inquiry directly, for example where it is a request for information about the company or it is a stock-related matter; or

•	Not forward the communication if it is primarily commercial in nature or if it relates to an improper or irrelevant topic.

At each Board meeting, these communications are made available to the Directors on request.

Code of Ethics

Our board of directors has adopted a Code of Ethics, applicable to all Sunterra directors, officers and employees, that meets the definition of a code of ethics set forth in the Nasdaq listing standards and the applicable rules of the SEC. Our Code of Ethics contains provisions that constitute a code of ethics specifically applicable to our Chief Executive Officer, Chief Financial Officer and other members of our finance department based on their special role in promoting fair and timely public reporting of financial and business information about our company. To the extent permitted by the Nasdaq listing standards, we intend to disclose on our website any amendments to, or waivers of, our Code of Ethics involving our directors or executive officers. A copy of our Code of Ethics, as adopted by the board of directors in August 2004, is attached as Appendix B to this proxy statement.

PROPOSAL NO. 1:

ELECTION OF DIRECTORS

Director Nominees

The number of directors comprising our full board of directors is currently fixed at six. All of our directors currently stand for election each year at our annual meeting. Except as otherwise provided under applicable law, directors elected at this year’s annual meeting will hold office until the next annual meeting and until their successors are duly elected and qualified.

Our board of directors, based on the recommendation of the nominating and governance committee, has nominated the following individuals for election at the annual meeting. In the event any of the nominees should become unavailable for election, the board may designate substitute nominees, in which event shares represented by all proxies returned will be voted for the substitute nominees unless an indication to the contrary is included on the proxies. Proxies cannot be voted for a greater number of persons than the number of nominees named below.

Name	Age	Director Since	Board Committees	Background
Nicholas J. Benson	43	July 2002	—	Mr. Benson has served as President and Chief Executive Officer of Sunterra since November 2001. Mr. Benson was the Chief Executive Officer of Sunterra Europe from January 2000 until assuming his current position. He served as the Chief Operating Officer of Sunterra Europe from June 1997 until January 2000. Prior to joining Sunterra, Mr. Benson was a solicitor with the London law firm Rowe & Maw, where he specialized in aviation and leisure industry law. Prior to joining Rowe & Maw, Mr. Benson served as a British Army officer for ten years.

David Gubbay	52	July 2002	Compensation, Governance and Nominating	Mr. Gubbay serves as Chairman of the Board of Directors. Mr. Gubbay is a general partner of Falconhead Capital Partners, a private equity investment firm. Beginning in 1997, Mr. Gubbay led the corporate development and mergers and acquisitions of Fortis, Inc. In 1999, he joined Norwegian Cruise Lines as Executive Vice President, Operations. Beginning in 2000, Mr. Gubbay acquired and operated Digital Seas International Inc., an internet-services provider serving the maritime and cruise industry, which was sold to Maritime Telecommunications Networks, Inc. in December 2000. In 2001, he became Executive Vice President, Corporate and Strategic Business Development of Conseco Inc. In 2002, he became a general partner of Falconhead Capital Partners, L.L.C.

Olof S. Nelson	58	May 2004	Governance and Nominating (Chair), Audit, Compensation	Mr. Nelson is a Senior Advisor to Richard C. Breeden & Co., which provides financial advisory, corporate governance and regulatory consulting services. From February 2000 to April 2004, he was a Managing Director and Senior Marketing Advisor of The

Name	Age	Director Since	Board Committees	Background
				Citigroup Private Bank. Prior to working with Citigroup, Mr. Nelson was President of Bankers Trust Company Connecticut Ltd (BTCC) from January 1997 through January 2002. Prior to BTCC, Mr. Nelson was the founding President, Chairman, and CEO of Consolidated Hydro, Inc., an independent, owner/operator of hydroelectric power in North America.

James H. Dickerson, Jr.	58	April 2004	Audit (Chair), Compensation	Mr. Dickerson was the President and Chief Operating Officer of Caremark RX, Inc., a pharmacy benefit management organization from May 2000 until his retirement in July 2002. Previously, he was Executive Vice President and Chief Financial Officer of Caremark RX, Inc. from May 1998 to May 2000. Prior to Caremark RX, Inc., he served as Senior Vice President and Chief Financial Officer of Aetna U.S. Healthcare. He currently serves on the Board of Directors of Laidlaw International, Inc., and is a Trustee of Rider University.

James A. Weissenborn	48	April 2004	—	Mr. Weissenborn has served as the Managing Partner and President of Mackinac Partners since 1999. Mr. Weissenborn also served as a Vice President of Sunterra Financial Services from October 2001 to June 2003. During 1999, Mr. Weissenborn served as the Chief Financial Officer of Ilitch Holdings, Inc. From 1997 to 1999, he was the President and Chief Executive Officer of National Mortgage Corporation.

Charles F. Willes	50	July 2002	Compensation (Chair), Audit, Governance and Nominating	Mr. Willes is currently Managing Director of Inverness Partners Limited, an investment and merchant banking firm located in the Chicago area, a position he has held since July 2002. Mr. Willes was Executive Vice President and Chief Financial Officer of ISCO International, Inc. from 2000 to 2002. From December 1997 to January 2000, Mr. Willes was President and Chief Executive Officer of Hallcrest, Inc., a supplier of thermochromic liquid crystal applications and micro-encapsulation. Mr. Willes is a Certified Public Accountant.

Attendance at Board and Committee Meetings; Attendance at Annual Meetings of Stockholders

Our board of directors met twelve times during the nine month transition period ended September 30, 2004. During the nine month transition period ended September 30, 2004, there were also four meetings of our audit committee, two meetings of our compensation committee and three meetings of our governance and nominating committee. Each director attended at least 75% of the aggregate of the total number of meetings of the board of directors and the total number of meetings held by all committees of the board on which he served.

Our directors are expected to attend our annual meeting of stockholders. At our annual meeting held on June 15, 2004, all of the directors were in attendance except for Mr. Gubbay and Mr. Weissenborn.

Compensation of Directors

Effective with the first quarter of fiscal 2005, each of our non-employee directors is entitled to an annual retention fee of $30,000 in addition to a fee of $1,250 per in person meeting of the board of directors, a fee of $1,250 for the annual meeting and a fee of $750 per telephonic meeting of the board of directors. An additional annual fee of $4,000 is paid to non-employee directors for each committee membership, a fee of $500 per meeting of the committee and an additional $5,000 for serving as the chairman of any committee (except for the audit committee chairman who receives $10,000). The non-executive chairman is also entitled to an annual fee of $15,000. Each non-employee director is entitled to an annual grant of stock-based compensation equivalent to $40,000 to be issued in advance on the first day of the fiscal year. We expect that if the proposed 2005 Incentive Plan is approved by stockholders, each non-employee director will be granted approximately 4,275 shares of our common stock under the plan (based on our common stock price on September 30, 2004).

Previously (for the second and third quarter of calendar 2004), each of our non-employee directors was entitled to an annual retention fee of $30,000 in addition to a fee of $1,250 per in person meeting of the board of directors. An additional annual fee of $2,500 was paid to non-employee directors for each committee membership and an additional $1,000 for serving as the chairman of any committee. Each non-employee director was entitled to an annual grant of options to purchase 7,500 shares of our common stock at the market price of our common stock as of the date of grant. These options were granted quarterly during the course of each fiscal year and were immediately exercisable. Prior to the second quarter of calendar 2004, the annual retention fee was $15,000, and the annual stock grants were 10,000 granted quarterly at the higher of the plan value ($15.25) or the stock price.

A director who is also an employee of Sunterra does not receive additional compensation for service as a director.

We pay for or reimburse our directors’ travel, lodging and other reasonable out-of-pocket expenses in connection with attendance at board, committee and stockholder meetings, and for other reasonable expenses related to board service such as continuing education.

Compensation Committee Interlocks and Insider Participation

The compensation committee of our board of directors currently consists of Mr. Willes, Mr. Gubbay, Mr. Dickerson and Mr. Nelson, and during the last fiscal year also included former director Bradford Whitmore. None of the members of the compensation committee is a current or former Sunterra officer or employee or was a party to any disclosable related party transaction involving Sunterra during the nine month transition period ended September 30, 2004.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE BOARD OF DIRECTOR’S NOMINEES.

MANAGEMENT

Executive Officers

The board of directors will elect our executive officers at its first meeting following the annual meeting. Our executive officers are as follows:

Name	Age	Position
Nicholas J. Benson	43	President and Chief Executive Officer
Steven E. West	44	Senior Vice President and Chief Financial Officer
Andrew Gennuso	50	Senior Vice President of Sunterra and President of Resort Marketing International, Inc.
David R. Harris	40	Managing Director, Sunterra Europe (Group Holdings) plc
Geoffrey I. Bruce	46	Group Finance Director, Sunterra Europe
Frederick C. Bauman	52	Vice President, General Counsel and Secretary

Biographical information regarding Mr. Benson is included above under “Election of Directors—Director Nominees.”

Steven E. West has served as Senior Vice President and Chief Financial Officer since September 2002. Prior to joining Sunterra, Mr. West was the Vice President of Finance for Coast Asset Management from 2000 to August 2002, where he was responsible for obtaining financing for a variety of business units as well as managing accounting and administrative operations and investor reporting for the company’s structured finance business and its municipal tax lien investment funds. From 1993 to 2000, Mr. West was the First Vice President of Corporate Finance for IndyMac Bank, Federal Savings Bank.

Andrew Gennuso has served as Senior Vice President of Sunterra and President of Resort Marketing International, Inc. (a subsidiary of Sunterra) since October 2002. From May 2001 until October 2002, Mr. Gennuso served as our Senior Vice President and Chief Operating Officer. Previously, Mr. Gennuso served as Sunterra’s Regional Vice President of sales and marketing for the Western/Pacific Region. Prior to joining Sunterra, Mr. Gennuso served as Vice President of sales and marketing for Hilton Grand Vacation Club in Las Vegas, Nevada from 1995 to 1997.

David R. Harris joined Sunterra in February 2004 as Managing Director of Sunterra Europe Group Holdings plc, our European subsidiary. From December 2000 to December 2003, Mr. Harris was employed by MyTravel plc, a London Stock Exchange listed tour operator, where he had a number of positions, including managing director of their retail division and managing director of distribution. Prior to December 2000, Mr. Harris was managing director of United Cinemas International (UK & Ireland) Ltd.

Geoffrey I. Bruce has been with Sunterra Europe for the past nine years. Initially serving as Financial Controller, Mr. Bruce became Group Finance Director of Sunterra Europe in 1996. Mr. Bruce is a chartered accountant in the United Kingdom.

Frederick C. Bauman joined Sunterra in 2003 as Vice President, General Counsel and Secretary. Prior to joining Sunterra, Mr. Bauman was a partner specializing in securities and capital market transactions with Brown & Bain, a Phoenix-based law firm (now Perkins, Coie, Brown & Bain). Prior to joining Brown & Bain, Mr. Bauman was Vice President and Associate General Counsel with Finova Capital from May 1994 to March 2000.

Executive Compensation

The following table summarizes the compensation paid during the last three completed calendar years and during the nine month transition period ended September 30, 2004 to our Chief Executive Officer and our other four most highly compensated executive officers who were serving as executive officers as of September 30, 2004 (collectively referred to as “named executive officers”).

Name and Principal Position		Annual Compensation (1)					Long-Term Compensation	All Other Compensation ($)
	Period	Salary ($)	Bonus ($)		Other Annual Compensation (2) ($)		Awards
							Securities Underlying Options (#)

Nicholas J. Benson President and Chief Executive Officer	9/2004 12/2003 12/2002 12/2001	548,077 454,721 450,000 308,000	458,250 400,000 528,360 438,200	(3) (4)	— 50,664 — —	(5)	— 512,812 — —	31,808 35,284 29,029 24,971	(6) (6) (6) (6)

Steven E. West (7) Senior Vice President and Chief Financial Officer	9/2004 12/2003 12/2002 12/2001	274,039 274,654 70,769 —	106,000 138,000 — —		— — — —		— 190,000 — —	— — — —

Andrew Gennuso Senior Vice President of Sunterra and President of Resort Marketing International, Inc.	9/2004 12/2003 12/2002 12/2001	255,769 350,000 350,000 215,385	131,250 175,000 473,438 157,208	(8)	— — — —		— 180,000 — —	— — — —

David R. Harris (9) Managing Director—Sunterra Europe	9/2004 12/2003 12/2002 12/2001	280,230 — — —	91,075 — — —		— — — —		100,000 — — —	15,938 — — —	(10)

Geoffrey I. Bruce Group Finance Director—Sunterra Europe	9/2004 12/2003 12/2002 12/2001	245,903 283,324 268,260 299,100	18,443 143,142 126,240 114,550		— — — —		80,000 — — —	17,213 19,833 18,778 16,037	(10) (10) (10) (10)

(1)	All payments to employees of Sunterra Europe were made in British Pounds. The indicated amounts for the nine month period ended September 30, 2004 have been converted into U.S. dollars at the average exchange rate for the period. The indicated amounts for 2003 have been converted into U.S. dollars at the average exchange rate for the year ended December 31, 2003. The indicated amounts for 2002 and 2001 have been converted into U.S. dollars at the exchange rate in effect as of April 16, 2003.
(2)	As permitted by SEC rules, we do not include in the “Other Annual Compensation” column the value of perquisites and other personal benefits, securities or property received by an executive in a year unless their aggregate value exceeds the lesser of $50,000 or 10% of the sum of the amounts listed under the “Salary” and “Bonus” columns for such executive for that year.
(3)	Includes a $417,078 bonus paid in connection with the completion of our bankruptcy proceedings in July 2002.
(4)	Includes a $186,200 retention bonus.
(5)	Represents a housing allowance.
(6)	Includes pension payments ($26,557 for 2004) and life insurance payments ($5,251 for 2004) made on behalf of the employee by Sunterra Europe.
(7)	Mr. West joined Sunterra in September 2002, and therefore did not receive any compensation in 2001.
(8)	Includes $375,000 in bonuses paid in connection with the completion of our bankruptcy proceedings in July 2002.
(9)	Mr. Harris joined Sunterra in February 2004, and therefore did not receive any compensation in 2003, 2002 or 2001.

(10)	Includes pension payments made on behalf of employees of Sunterra Europe.

Stock Option Grants and Related Matters

During the nine month transition period ended September 30, 2004, we granted executives and certain employees stock options under the Sunterra Corporation 2002 Stock Option Plan to acquire 415,000 shares of common stock at an exercise price of $15.25 per share. These options have various vesting schedules, but will be 100% vested no later than four years from the date of employment with Sunterra.

The following table sets forth information regarding options granted to our Chief Executive Officer and other named executive officers during the nine month transition period ended September 30, 2004:

OPTION GRANTS IN OUR LAST FISCAL PERIOD

Name	Number of Securities Underlying Options Granted (#)	Percent of Total Options Granted to Employees in Fiscal Year	Exercise Price ($/Sh)	Expiration Date	Grant Date Present Value (1) ($)
Nicholas J. Benson	—	—	—	—	—
Steven E. West	—	—	—	—	—
Andrew Gennuso	—	—	—	—	—
David R. Harris	100,000	24.1	15.25	7/12/2014	719,830
Geoffrey I. Bruce	80,000	19.3	15.25	7/12/2014	575,864

(1)	As permitted by the rules of the Securities and Exchange Commission, we have used the Black-Scholes option pricing model to estimate the grant date present value of the options set forth in this table. Our use of this model should not be construed as an endorsement of its accuracy at valuing options. All stock option valuation models, including the Black-Scholes model, require a prediction about the future movement of the stock price. The real value of the options in this table depends upon the actual changes in the market price of our common stock during the applicable period.

Each of the options granted to Mr. Harris and Mr. Bruce entitles the holder to purchase common stock and vests 20% on each anniversary of the vesting commencement date. We made the following assumptions when calculating the grant date present values: the option will be exercised after 5.0 years, volatility of 59%, no annual dividend and a risk-free rate of return of 2.76%.

Our Chief Executive Officer and other named executive officers did not exercise any stock options during our 2004 fiscal period. The following table sets forth information regarding the aggregate value as of September 30, 2004 of the unexercised stock options held by these individuals.

AGGREGATED OPTION EXERCISES IN LAST FISCAL PERIOD

AND FISCAL PERIOD-END OPTION VALUES

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at Fiscal Year-End Exercisable/Unexercisable	Value of Unexercised In-The-Money Options at Fiscal Year-End Exercisable/Unexercisable (1)
Nicholas J. Benson	—	—	383,897/128,915	—/—
Steven E. West	—	—	104,836/85,164	—/—
Andrew Gennuso	—	—	100,286/79,714	—/—
David R. Harris	—	—	0/100,000	—/—
Geoffrey I. Bruce	—	—	32,000/48,000	—/—

(1)	As of September 30, 2004, the closing price of our common stock was $9.53 per share. Therefore, no outstanding options were in-the-money at the end of our last fiscal year.

Employee Benefit Plans

We sponsor a defined contribution 401(k) savings plan covering each of our U.S. employees satisfying certain minimum length of service requirements. We may make discretionary contributions to this plan subject to certain maximum contribution limitations. We did not incur any expenses under this plan for the nine month transition period ended September 30, 2004 or for the years ended December 31, 2003, 2002 and 2001. We also sponsor customary group medical, dental and life insurance plans for our employees.

Employment Agreements

Nicholas J. Benson. On November 19, 2001, we entered into an amended and restated employment agreement with Nicholas J. Benson, our President and Chief Executive Officer. The employment agreement provided for an initial term of three years, and in November 2004, the agreement was orally modified to provide for the initial term to end on November 19, 2005. After the initial term, the employment term extends for consecutive periods of one year if we and Mr. Benson agree to each such extension. The agreement obligates us to elect him to our board of directors as long as he serves as President and Chief Executive Officer.

The employment agreement provides for a salary of $450,000 annually, which was increased by oral modification in November 2004 to $750,000, effective January 1, 2004. Under the agreement, Mr. Benson is also eligible to receive an annual cash bonus amount of up to $550,000, which was increased by oral modification in November 2004, to $780,000, based on the attainment of quantitative performance goals agreed upon annually by our compensation committee and Mr. Benson; however, in each of calendar 2002 and 2003, $150,000 of this bonus was guaranteed to him.

In 2003, we granted Mr. Benson options to purchase 512,812 shares of our common stock under our 2002 Stock Option Plan, as contemplated by his employment agreement, at an exercise price of $15.25 per share. These options were immediately exercisable with respect to 192,305 shares on the date of grant and the remaining options vest pro rata over the 30 months beginning June 30, 2003.

Pursuant to the employment agreement, we provide the following benefits to Mr. Benson: (i) reimbursement of temporary housing expenses for Mr. Benson and his family of up to $4,000 per month, plus payments to make Mr. Benson whole with respect to related income taxes, if applicable (this benefit was terminated in 2004 by oral modification); (ii) reimbursement of reasonable costs for travel by Mr. Benson between England and our executive offices, plus payments to make Mr. Benson whole with respect to related income taxes, if applicable; (iii) reimbursement of round-trip economy class travel between England and the United States twice per calendar year for Mr. Benson’s family, plus payments to make Mr. Benson whole with respect to related income taxes, if applicable (this benefit was terminated in 2004 by oral modification); (iv) an automobile in the United Kingdom and in the United States for employment and personal use, as well as reimbursement of reasonable related expenses, (v) pension contributions in an amount equal to 7% of Mr. Benson’s salary and guaranteed bonus (which, pursuant to Mr. Benson’s original employment agreement, was $150,000); (vi) reimbursement of tax return preparation costs up to $5,000 per year; and (vii) tax “gross-up” payments to mitigate any excise tax imposed on Mr. Benson under Section 4999 of the Internal Revenue Code of 1986 (or to any similar tax imposed by state or local law), and any penalties and interest with respect to such tax, in connection with a change of control of Sunterra within the meaning of Section 280G of the Code. The employment agreement also permits Mr. Benson to participate in all other employee benefit plans and programs made available generally to our employees, including health, insurance, retirement and other benefit plans and programs.

Under Mr. Benson’s employment agreement a “change in control” of Sunterra will be deemed to have occurred if any of the following events occur:

•	the sale of all or substantially all of our assets;

•	if more than 50% of the voting power of our outstanding common stock is held by a single beneficial owner;

•	if we undergo certain transactions requiring the approval of our stockholders;

•	if the composition of our board of directors is changed under certain circumstances; or

•	if our stockholders approve a plan of complete liquidation.

Upon the involuntary termination of the employment of Mr. Benson by us “without cause,” or upon the voluntary termination of employment by Mr. Benson for “good reason” following a change in control, we will generally be obligated to continue to pay him any unpaid salary, bonus or unreimbursed expenses through the date of termination, to continue to pay his salary for a period of 18 months after the date of the termination of his employment, and pay him an additional $225,000 over the same 18-month period. We are also obligated to continue to provide medical insurance and other benefits to Mr. Benson and his dependents for 12 months following termination.

Steven E. West. On September 5, 2002, we entered into an employment agreement with Steven E. West, our Senior Vice President and Chief Financial Officer. Mr. West’s employment may be terminated by us or Mr. West at any time.

The employment agreement provides for a salary of $230,000 annually, which has been increased over the years and most recently was increased by oral modification to $375,000, effective January 1, 2004 and to $400,000, effective January 1, 2005. Under the employment agreement, this salary may be reviewed annually by our Chief Executive Officer and may be increased from the foregoing amount. Also under the employment agreement, Mr. West is eligible to receive an annual cash bonus amount of up to $125,000, which has been increased over the years and most recently was increased by oral modification to $175,000, effective January 1, 2004, and to $267,000 effective, January 1, 2005, based on the satisfaction of certain performance goals established by us annually, in consultation with Mr. West.

In 2003, we granted Mr. West options to purchase 190,000 shares of our common stock under our 2002 Stock Option Plan, as contemplated by his employment agreement, at an exercise price of $15.25 per share. Consistent with the employment agreement, these options were immediately exercisable with respect to 35,625 shares as of the date of grant and the remaining options are subject to a three-year vesting schedule beginning September 2003.

Pursuant to the employment agreement, we provided Mr. West with reimbursement in 2002 for relocation and temporary housing expenses. The employment agreement also permits him to participate in all other employee benefit plans and programs made available generally to our employees, including health, insurance, retirement and other benefit plans and programs.

Upon the involuntary termination of the employment of Mr. West by us “without cause,” or upon the voluntary termination of employment by Mr. West for “good reason” following a “change in control” of Sunterra, we will generally be obligated to continue to pay him any unpaid salary, bonus or unreimbursed expenses through the date of termination and payment of his salary for 12 months after the date of the termination of his employment. The definition of the term “change in control” in Mr. West’s employment agreement is substantially the same as that contained in Mr. Benson’s employment agreement summarized above.

Andrew Gennuso. On May 21, 2001, we entered into an employment agreement with Andrew Gennuso, our Senior Vice President of Sunterra and President of Resort Marketing International, Inc. The employment agreement provided for an initial term ending on May 31, 2002. After the initial term, the employment term automatically extends for consecutive periods of one year unless either party gives notice of its intent to cancel the automatic extension.

The employment agreement provides for a salary of $350,000 annually, which may be reviewed annually by our Chief Executive Officer and may be increased from the foregoing amount. Under the employment agreement, Mr. Gennuso is also eligible to receive an annual cash bonus amount of up to $350,000, based on the satisfaction of certain performance goals to be established by us, in consultation with Mr. Gennuso. Mr. Gennuso was also eligible to receive (i) a one-time performance bonus based on the aggregate recovery and distribution to our general unsecured creditors in an amount between $135,500 and $495,000, based on a recovery schedule and (ii) a one-time bonus in an amount between $60,000 and $300,000 based on the timing of our filing of the Plan of Reorganization. Mr. Gennuso received $375,000 in 2002 related to these provisions.

Under the agreement, we also provide the following benefits to Mr. Gennuso: (i) reimbursement of reasonable temporary living expenses and permanent relocation expenses incurred by Mr. Gennuso, if any, in the event of his relocation to the Company’s main headquarters, as well as payments to make him whole with respect to related income taxes, if applicable and (ii) an automobile for use with respect to Mr. Gennuso’s performance of duties for the Company and his private use, as well as reimbursement of reasonable related expenses. The employment agreement also permits Mr. Gennuso to participate in all other employee benefit plans and programs made available generally to our employees, including, health, insurance, retirement and other benefit plans and programs.

The employment agreement provides that if Mr. Gennuso does not continue to be employed by Sunterra for any reason other than his death, disability or discharge with cause, we will generally be obligated to pay him any unpaid sums due to him under his salary, bonus plans, and unreimbursed expenses. In addition, upon the involuntary termination of the employment of Mr. Gennuso by us “without cause,” or upon the voluntary termination of employment by him for “good reason” following a “change in control” of Sunterra, we will generally be obligated to continue to pay his salary for a period of 24 months (reduced to 12 months in 2003) after the date of the termination of his employment, and pay him reasonable costs associated with executive outplacement services for 6 months. We are also obligated to continue to provide medical insurance and other benefits to Mr. Gennuso and his dependents for 12 months following termination. The definition of the term “change in control” in Mr. Gennuso’s employment agreement is substantially the same as that contained in Mr. Benson’s employment agreement summarized above.

David R. Harris. In February 2004, we entered into an employment agreement with David R. Harris, our Managing Director of Sunterra Europe. Mr. Harris’s employment is terminable by us or Mr. Harris at any time, provided proper notice is given.

The employment agreement provides for a salary of £200,000 annually, which was increased by oral modification to £210,000, effective January 1, 2005. Under the employment agreement, Mr. Harris is also eligible to receive an annual cash bonus amount of up to £100,000 per year, which was increased by oral modification to £125,000, effective January 1, 2005, at our discretion, which will take into account Sunterra Europe’s performance against target and Mr. Harris’ personal performance.

Pursuant to the employment agreement, we also provide to Mr. Harris a car allowance equal to 9% of his annual salary and a contribution of 7% of Mr. Harris’ gross salary to his personal pension plan.

Upon the occurrence within six months of a “change of control” of Sunterra Europe of either (i) the involuntary termination of Mr. Harris’ employment, or (ii) the voluntary termination of employment by him in good faith in response to the Company’s material breach or breaches of the agreement, we will be obligated to pay to Mr. Harris an amount representing one year’s salary and all benefits (excluding bonus). The definition of the term change in control in Mr. Harris’s employment agreement is substantially the same as that contained in Mr. Benson’s employment agreement summarized above.

Geoffrey I. Bruce. In January 1998 we entered into an employment agreement with Geoffrey I. Bruce, our Group Finance Director in Europe. Mr. Bruce’s employment is terminable by us or Mr. Bruce at any time, provided proper notice is given.

The employment agreement provides for a salary of £80,000 annually, which has been increased over the years and was most recently increased to £180,000, effective January 1, 2004. Under the employment agreement, Mr. Bruce is also eligible to receive an annual cash bonus amount of up to 50% of Mr. Bruce’s salary.

Pursuant to the employment agreement, we also provide Mr. Bruce with a car for Company and private use, as well as reimbursement of reasonable related expenses. The allowance for a car was subsequently determined to be equal to 8.5% of his annual salary. We also provide, pursuant to the employment agreement, a contribution of 7% of Mr. Bruce’s gross salary to his personal pension plan.

Frederick C. Bauman. On January 26, 2003, we entered into an employment agreement with Frederick C. Bauman, our Vice President, General Counsel and Secretary. Mr. Bauman’s employment is terminable by us or Mr. Bauman at any time.

The employment agreement provides for a salary of $175,000 annually, which was increased by oral modification to $250,000, effective January 1, 2004, and to $262,500, effective January 1, 2005. Under the employment agreement, Mr. Bauman is also eligible to receive an annual cash bonus amount of up to 25% of his salary, which was increased to up to 30% of his salary, effective January 1, 2004, to be awarded in our discretion.

In 2003, we granted Mr. Bauman options to purchase 70,000 shares of our common stock under our 2002 Stock Option Plan, as contemplated by his employment agreement, at an exercise price of $15.25 per share. These options are subject to a four-year vesting schedule.

Pursuant to the employment agreement, we provide to Mr. Bauman reimbursement for temporary housing expenses and relocation expenses. The employment agreement also permits him to participate in all other employee benefit plans and programs made available generally to our employees, including health, insurance, retirement and other benefit plans and programs.

Upon the involuntary termination of the employment of Mr. Bauman by us “without cause,” or upon his voluntary termination of employment for “good reason” following a “change in control” of Sunterra, we will generally be obligated to continue to pay him any unpaid salary, bonus, or unreimbursed expenses through the date of termination, and continuance of his salary for six months after the date of the termination of his employment. The definition of the term “change in control” in Mr. Bauman’s employment agreement is substantially the same as that contained in Mr. Benson’s employment agreement summarized above.

Securities Authorized for Issuance under Equity Compensation Plans

The Sunterra Corporation 2002 Stock Option Plan is currently our only equity compensation plan under which shares of our common stock are authorized for issuance. The plan, which was established effective July 29, 2002, provides for the granting of stock options to purchase up to 3,000,000 shares of common stock to our directors, officers, employees, advisors and independent consultants. The following table sets forth information as of September 30, 2004 regarding shares of our common stock to be issued upon exercise and the weighted-average exercise price of all outstanding options under the Sunterra Corporation 2002 Stock Option Plan as well as the number of shares available for issuance under the plan:

Equity Compensation Plan Information

Plan category	Number of securities to be issued upon the exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	1,688,062	$15.20	1,311,938
Equity compensation plans not approved by security holders	—	—	—

Total	1,688,062	$15.20	1,311,938

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act requires that our directors, executive officers and persons who beneficially own more than 10% of our common stock file with the SEC initial reports of beneficial ownership of the common stock and reports of changes in their beneficial ownership.

To our knowledge, based solely upon a review of copies of reports furnished to us and written representations that no other reports were required during the nine month transition period ended September 30, 2004, our directors, executive officers and greater than 10% beneficial owners complied during the nine month transition period ended September 30, 2004 with all applicable Section 16(a) filing requirements, except that one report on Form 4 was not timely filed by David R. Harris (covering one transaction) and one report on Form 4 was not timely filed by Geoffrey I. Bruce (covering one transaction).

Limitation of Liability and Indemnification Matters

Article Eighth of our articles of incorporation provide that our directors and officers will not be liable to Sunterra or our stockholders for money damages. This provision is intended to limit the liability of our officers and directors to the fullest extent permitted under Maryland law.

Our articles of incorporation provide further that we will be obligated to indemnify our current and former directors and officers to the maximum extent permitted by Maryland law. This obligation to indemnify applies to directors and officers who also serve as employees, in their capacity as employees. Our board of directors may make further provision for indemnification of employees and agents to the extent permitted by Maryland law.

Section 4-218(c) of the Maryland General Corporation Law permits a Maryland corporation to indemnify any director made a party to a proceeding due to his or her service as a director of the corporation, unless:

•	the act or omission of the director was material to the matter giving rise to the proceeding and was either committed in bad faith or was the result of active and deliberate dishonesty;

•	the director actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the director had reasonable cause to believe that the act or omission was unlawful.

We have purchased directors and officers liability insurance, which provides coverage against specified liabilities.

Certain Business Relationships

In October 2001, we entered into a contract with Westpac Resort Group LLC, which was then owned by our Senior Vice President of Sunterra and President of Resort Marketing International, Inc., Andrew Gennuso. Under this contract, Westpac arranges tours of vacation residences for potential Sunterra customers. We believe that the terms of this agreement were comparable to that of an arms-length transaction. We paid $1.7 million, $1.3 million and $0.1 million during the years ended December 31, 2003, 2002 and 2001, respectively, for services rendered by Westpac under this contract. We acquired Westpac during the fourth quarter of 2003 for a contingent purchase price that is dependent on the number of tours generated by Westpac during the 12-month period ending September 30, 2004. The maximum purchase price payable under this arrangement is $0.6 million. During the nine month transition period ended September 30, 2004 we paid Westpac $0.2 million under this arrangement.

Mr. Weissenborn has served as the Managing Partner and President of Mackinac Partners since 1999. Mackinac Partners was retained to perform consulting services to Sunterra during its bankruptcy and post-emergence period. While performing these services, Mr. Weissenborn also served as a Vice President of Sunterra Financial Services from October 2001 until he resigned from such position in May 2003. Mackinac Partners was paid approximately $0.0 million, $1.2 million, $0.6 million, and $0 during the nine month transition period ended September 30, 2004, and the years ended December 31, 2003, 2002 and 2001, respectively, under this arrangement, which ended in second quarter of 2003. As such, Mr. Weissenborn is not currently considered to be an independent director. Also, during 2003 and 2002, Mr. Weissenborn provided services to Sunterra in the capacity of a subcontractor to Jay Alix & Associates, a professional services firm engaged by Sunterra.

COMPENSATION COMMITTEE REPORT

This report of the compensation committee of the board of directors discusses our executive compensation policies and the bases for the compensation paid to our chief executive officer during the nine month transition period ended September 30, 2004.

Compensation Policy

Our policy with respect to executive compensation has been designed to compensate executive officers fairly and adequately in relation to their responsibilities, capabilities and contributions to Sunterra. The compensation committee considers it essential to our success that the compensation paid to executive officers remain competitive with similar or competitive companies in order to attract and retain the talented senior management necessary to achieve our business objectives.

Components of Compensation

The components of compensation paid during our nine month transition period ended September 30, 2004, to our executive officers consisted of base salary, cash bonuses and certain other benefits. In addition, we granted stock options to certain executives under our 2002 Stock Option Plan.

We have employment agreements with each of our executive officers. These agreements are described under “Management—Employment Agreements” in the Proxy Statement. The annual salaries provided in these employment agreements were determined based principally on the compensation levels for similar or competitive companies, including companies in the real estate and vacation industries, as well as the levels of responsibility and experience of the individual executive. The increase in salaries in 2004 for certain executive officers reflected the committee’s consideration of these factors. The agreements also provide for cash bonuses, in some cases, stock option awards, as well as other benefits. In determining cash bonuses and stock option awards, the committee considered the achievement of company objectives and subjective criteria.

We also provide our executive officers with enhanced life and disability insurance coverage. Executive officers are also eligible for coverage under our general medical and life insurance programs and may participate in our defined contribution 401(k) savings plan (and similar pension savings programs for employees of Sunterra Europe) on the same terms as other employees.

We attempt to structure our compensation arrangements with senior management to meet the requirements for deductible compensation under Section 162(m) of the Internal Revenue Code. We reserve the flexibility to award compensation that is not deductible under Section 162(m) if we believe that this would be in the best interest of Sunterra and our stockholders.

Chief Executive Officer Compensation

During the nine month transition period ended September 30, 2004, our Chief Executive Officer, Nicholas J. Benson, earned $548,077 in salary and a cash bonus equal to $458,250 as well as received other benefits pursuant to his employment arrangements with the Company. In 2004, the committee increased Mr. Benson’s annual salary from $450,000 per year to $750,000, but eliminated his bonus guarantee of $150,000 per year as to future periods. In increasing his salary, the committee considered compensation levels of CEOs for similar or competitive companies, including companies in the real estate and vacation industries. The committee also considered the improvements that have been made in Sunterra’s financial and operational performance. The cash bonus of $458,250 for the nine months ended September 30, 2004, was based upon the attainment by the Company of specified target levels of earnings before interest taxes depreciation and amortization (“EBITDA”) during the nine month period ended September 30, 2004, established by the committee. During that period EBITDA improved by over twenty percent. In 2004, the committee increased the maximum annual cash bonus opportunity for Mr. Benson from $550,000 to $780,000. The committee, in increasing this maximum opportunity, considered the same factors as it did in setting his new annual salary.

Members of the Compensation Committee

Charles F. Willes (Chair)

James H. Dickerson, Jr.

David Gubbay

Olof S. Nelson

AUDIT COMMITTEE REPORT

The audit committee of our board of directors has (i) reviewed and discussed our audited financial statements with management, (ii) discussed with our independent registered public accounting firm the matters required to be discussed by SAS 61 (Codification of Statements of Auditing Standards, AU Section 380), as amended, (iii) received the written disclosures and the letter from our independent registered public accounting firm required by Independence Standards Board Standard No. 1 (Independence Standards Board No. 1, Independence Discussions with Audit Committees), as amended, and (iv) discussed with our independent registered public accounting firm the accountants’ independence. Based on the review and discussions referred to above, the audit committee has recommended to our board of directors that our audited financial statements be included in our Transition Report on Form 10-K for the nine month transition period ended September 30, 2004 for filing with the SEC.

Members of the Audit and Compliance Committee

James H. Dickerson, Jr. (Chair)

Olof S. Nelson

Charles F. Willes

STOCK PERFORMANCE GRAPH

The following graph compares the cumulative total stockholder return on our common stock to that of the NASDAQ Composite and the Dow Jones US Leisure Group Index from January 2, 2003 through September 30, 2004. Note that our new common stock was not traded prior to January 2, 2003, and as such, no information is shown for 2002. Our stock traded on the over-the-counter bulletin board system until January 6, 2004 when it began trading on the Nasdaq National Market. The graph assumes that a $100 investment was made in our common stock and each of the indices at the earliest date shown, and dividends, if any, were reinvested. The stock price performance shown on the graph is not necessarily indicative of future price performance.

	02-Jan-03	31-Mar-03	30-Jun-03	30-Sep-03	31-Dec-03	31-Mar-04	30-Jun-04	30-Sep-04
Sunterra Corporation	$100.00	$91.67	$147.50	$183.33	$185.00	$225.67	$210.00	$158.83
NASDAQ Composite	$100.00	$99.57	$120.48	$132.67	$148.74	$148.06	$152.03	$140.83
Dow Jones US Leisure Group Index	$100.00	$97.90	$115.61	$124.38	$138.76	$154.26	$153.45	$156.35

The Report of the Compensation Committee on Executive Compensation, the Audit Committee Report and the Stock Performance Graph are not deemed to be soliciting material or to be filed with the SEC under the Securities Act or Securities Exchange Act, or incorporated by reference in any document so filed.

INFORMATION RELATED TO ACCOUNTANTS

General

Our board of directors has not yet selected or recommended an independent registered public accounting firm for the fiscal year ending September 30, 2005, as the board has not yet had the opportunity to make such a selection or recommendation.

A representative of Grant Thornton LLP, the Company’s current independent registered public accounting firm, is expected to be present at the annual meeting and will be given an opportunity to make a statement, as well as be available to respond to appropriate questions.

Pre-Approval Policy

The audit committee has adopted a written pre-approval policy with respect to audit and permitted non-audit services provided by our independent registered public accounting firm. The audit committee pre-approves all audit and non-audit services provided by our independent registered public accounting firm to us and our subsidiaries and also approves all audit and non-audit engagement fees and terms with our independent registered public accounting firm. In connection with the audit committee’s approval of non-audit services, the audit committee considers whether our independent registered public accounting firm’s performance of any non-audit services is compatible with maintaining our accountant’s independence.

Fees Paid to Independent Registered Public Accounting Firm

Grant Thornton LLP has served as our independent registered public accounting firm since November 25, 2002. During the nine month transition period ended September 30, 2004 and the years ended December 31, 2003 and 2002, we paid Grant Thornton LLP the following fees:

	2004	2003	2002
Audit Fees	$989,000	$962,000	$1,131,000
Audit-Related Fees	207,000	65,000	220,000
Tax Fees	—	—	—
All Other Fees	45,000	16,000	9,000

The audit fees paid to Grant Thornton LLP were for the audits of our 2004, 2003 and 2002 financial statements, the reviews of our financial statements included in our quarterly reports on Form 10-Q, and the filing of Forms S-1, S-3, and S-8. Audit related fees were for an audit of our internal exchange club required by certain regulatory agencies and technical accounting research related to fresh start accounting and other accounting issues. All other fees are related to procedures related to our securitization and consulting for Sarbanes-Oxley compliance.

Our audit committee approved all of the services described above by our independent registered public accounting firm during the nine month transition period ended September 30, 2004 and the years ended December 31, 2003 and 2002.

Changes in Certifying Accountants

Deloitte & Touche LLP (“Deloitte”), the independent accounting firm that audited our consolidated financial statements for the years ended December 31, 2001 and December 31, 2000, was dismissed by us effective as of November 19, 2002. This action was approved by the audit committee of our board of directors.

Deloitte’s report on our consolidated financial statements for the last two fiscal years preceding their dismissal did not contain an adverse opinion, or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles, except as discussed in the following sentence. Deloitte’s report included explanatory paragraphs with respect to the fact that the consolidated financial statements do not purport to reflect or provide for the consequences of our filing for reorganization under Chapter 11 of the United States Bankruptcy Code, uncertainty concerning certain conditions that raised substantial doubt about our ability to continue as a going concern, the omission of selected quarterly financial data, specified by Item 302(a) of Regulation S-K, that the SEC requires as supplementary information, and the change in our method of accounting for developer paid owners’ association fees and property taxes during the developer guarantee and subsidy periods of real estate project developments.

During the last two fiscal years and the subsequent interim period preceding the dismissal of Deloitte, there were no disagreements with Deloitte on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Deloitte, would have caused it to make reference to the subject matter of the disagreements in connection with its report.

On November 25, 2002, we engaged Grant Thornton LLP to audit our consolidated financial statements for the year ended December 31, 2002. This engagement was approved by the audit committee of our board of directors. Grant Thornton was not consulted by us (or by anyone on our behalf) regarding any matter described in Item 304(a)(2) of Regulation S-K during our two most recent fiscal years or any subsequent interim period preceding our engagement of Grant Thornton.

Deloitte and Grant Thornton have each reviewed the disclosures contained in this section and have each declined the opportunity to include a statement with respect to any disclosures they believe are incorrect or incomplete.

PROPOSAL NO. 2:

APPROVAL OF THE

SUNTERRA CORPORATION 2005 INCENTIVE PLAN

Background

Our board of directors has adopted the Sunterra Corporation 2005 Incentive Plan (the “Incentive Plan”) as a replacement for our 2002 Stock Option Plan (the “Option Plan”), subject to approval by our stockholders. If stockholders approve the Incentive Plan, no further awards will be granted under the Option Plan.

A significant difference between the Incentive Plan and the Option Plan is that the Incentive Plan affords us the flexibility of granting a wide range of awards, while the Option Plan permitted us to grant only stock options. In structuring the Incentive Plan, the board of directors sought to provide for a variety of awards that could be flexibly administered to carry out the purposes of the plan. This authority should permit us to keep pace with changing developments in management compensation and make Sunterra competitive with those companies that offer creative incentives to attract and retain key employees. The flexibility of the Incentive Plan should allow us to respond to changing circumstances such as changes in tax laws, accounting rules, securities regulations and other rules regarding benefit plans. Many companies have addressed these same issues in recent years and adopted an “omnibus” type of plan. The Incentive Plan grants the administrators discretion in establishing the terms and restrictions deemed appropriate for particular awards as circumstances warrant.

The Incentive Plan is intended to provide incentives which will attract, retain and motivate highly competent persons as directors, employees, or consultants of Sunterra and of any of our subsidiaries, by providing them opportunities to acquire shares of our common stock or to receive monetary payments pursuant to Benefits (as defined below). Furthermore, the plan is intended to assist in aligning the interests of our employees to those of its stockholders.

The following summary describes the material features of the proposed Incentive Plan but is not intended to be complete and is qualified in its entirety by reference to the copy of the Incentive Plan that is annexed to this Proxy Statement as Appendix A.

Shares Available

The maximum number of shares of our common stock that may be delivered to participants under the Incentive Plan, subject to certain adjustments, is an aggregate of 1,348,929 shares of our common stock plus not more than 1,651,071 shares of common stock that are subject to outstanding options granted under our 2002 Stock Option Plan, which expire, are forfeited, or otherwise terminate without the delivery of shares of common stock. In addition, any shares of common stock subject to a stock option or stock appreciation right which for any reason is cancelled or terminated without having been exercised, any shares subject to stock awards, performance awards or stock units which are forfeited, any shares subject to performance awards settled in cash or any shares delivered to the Company as part or full payment for the exercise of a stock option or stock appreciation right, shall again be available for Benefits (as defined below) under the plan. The Incentive Plan also imposes an additional limit. During the term of the Incentive Plan, the maximum number of shares of common stock with respect to which Benefits may be granted to any individual participant under the plan is 3,000,000 shares, subject to certain adjustments.

Administration

The Incentive Plan provides for administration by a committee of the board of directors or a subcommittee of a committee of the board (the “Committee”), which shall be comprised, unless otherwise determined by the board, solely of not less than two members who shall be (i) “Non-Employee Directors” within the meaning of Rule 16b-3(b)(3) (or any successor rule) promulgated under the Securities Exchange Act of 1934, as amended, and (ii) “outside directors” within the meaning of Treasury Regulation sec. 1.162-27(e)(3) under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). The Committee is authorized, subject to the provisions of the Incentive Plan, to establish such rules and regulations as it deems necessary for the proper administration of the Incentive Plan and to make such determinations and interpretations and to take such action in connection with the Incentive Plan and any Benefits granted as it deems necessary or advisable. Thus, among the Committee’s powers are the authority to select directors, employees or consultants of Sunterra and its subsidiaries to receive Benefits and to determine the form, amount and other terms and conditions of Benefits. The Committee also has the power to modify or waive restrictions on Benefits, to amend Benefits and to grant extensions and accelerations of Benefits. The Committee may determine the extent to which any Benefit under the plan is required to comply, or not comply, with Section 409A of the Code. All determinations and interpretations made by the Committee are binding and conclusive on all participants in the plan and their legal representatives.

Eligibility for Participation

Directors, employees and consultants of Sunterra or any of its subsidiaries are eligible to participate in the Incentive Plan. The selection of participants from eligible persons is within the discretion of the Committee. Currently, approximately five directors, 75 employees, and no consultants are expected to participate in the Incentive Plan.

Types of Benefits

The Incentive Plan provides for the grant of any or all of the following types of benefits: (1) stock options, including incentive stock options; (2) stock appreciation rights; (3) stock awards; (4) performance awards; (5) stock units; and (6) cash awards (collectively, “Benefits”). Benefits may be granted singly, in combination, or in tandem as determined by the Committee. Stock awards, performance awards, stock units, and cash awards may, as determined by the Committee in its discretion, constitute Performance-Based Awards, as described below.

Stock Options

Under the Incentive Plan, the Committee may grant awards in the form of options to purchase shares of our common stock. Options may either be incentive stock options, qualifying for special tax treatment, or non-qualified options; however, no incentive stock option shall be issued to a participant in tandem with a non-qualified stock option. The Committee will, with regard to each stock option, determine the number of shares subject to the option, the manner and time of the option’s exercise and vesting, and the exercise price per share of stock subject to the option; however, the exercise price will not be less than closing price of our common stock (the “Fair Market Value”) on the date the stock option is granted. The exercise price may be paid in cash or, in the discretion of the Committee, by the delivery of shares of common stock then owned by the participant, by the withholding of shares of common stock for which a stock option is exercisable, or by a combination of these methods on such terms and conditions as the Committee shall determine in its sole discretion. In the discretion of the Committee, payment may also be made by delivering a properly executed exercise notice to Sunterra together with a copy of irrevocable instructions to a broker to deliver promptly to us the amount of sale or loan proceeds to pay the exercise price. The Committee may prescribe any other method of paying the exercise price that it determines to be consistent with applicable law and the purpose of the Incentive Plan. In determining which methods a participant may utilize to pay the exercise price, the Committee may consider such factors as it determines are appropriate. No stock option will be exercisable later than ten years after the date it is granted except in the event of a participant’s death, in which case, the exercise period of such participant’s options may be extended beyond such period but no later than one year after the participant’s death.

Stock Appreciation Rights (SARs)

The Incentive Plan authorizes the Committee to grant an SAR either in tandem with a stock option or independent of a stock option. An SAR is a right to receive a payment, in cash, common stock, or a combination thereof, equal to the excess of (x) the Fair Market Value, or other specified valuation (which shall not be greater than the Fair Market Value), of a specified number of shares of common stock on the date the right is exercised over (y) the Fair Market Value, or other specified valuation (which shall not be less than Fair Market Value), of such shares of common stock on the date the right is granted, all as determined by the Committee. Each SAR shall be subject to such terms and conditions as the Committee shall impose from time to time.

Stock Awards

The Committee may, in its discretion, grant stock awards (which may include mandatory payment of bonus incentive compensation in stock) consisting of shares of our common stock issued or transferred to participants with or without other payments therefor. Stock awards may be subject to such terms and conditions as the Committee determines appropriate, including, without limitation, restrictions on the sale or other disposition of such shares, the right of Sunterra to reacquire such shares for no consideration upon termination of the participant’s employment within specified periods, and may constitute Performance-Based Awards, as described below. The stock award shall specify whether the participant shall have, with respect to the shares of common stock subject to a stock award, all of the rights of a holder of shares of common stock, including the right to receive dividends and to vote the shares.

Performance Awards

The Incentive Plan allows for the grant of performance awards which may take the form of shares of common stock or stock units, or any combination thereof and which may constitute Performance-Based Awards. Such awards will be contingent upon the attainment over a period to be determined by the Committee of certain performance targets. The length of the performance period, the performance targets to be achieved and the measure of whether and to what degree such targets have been achieved will be determined by the Committee. Payment of earned performance awards will be made in accordance with terms and conditions prescribed or authorized by the Committee. The participant may elect to defer, or the Committee may require the deferral of, the receipt of performance awards upon such terms as the Committee deems appropriate.

Stock Units

The Committee may, in its discretion, grant stock units to participants, which may constitute Performance-Based Awards. A “stock unit” means a notional account representing one share of our common stock. The Committee determines the criteria for the vesting of stock units and whether a participant granted a stock unit shall be entitled to Dividend Equivalent Rights (as defined in the Incentive Plan). Upon vesting of a stock unit, unless the Committee has determined to defer payment with respect to such unit or a participant has elected to defer payment, shares of common stock representing the stock units will be distributed to the participant (unless the Committee, with the consent of the participant, provides for the payment of the stock units in cash, or partly in cash and partly in shares of common stock, equal to the value of the shares of common stock which would otherwise be distributed to the participant).

Cash Awards

The Incentive Plan permits the Committee to grant cash awards to any participant. Cash awards may be subject to such terms and conditions as the Committee determines to be appropriate. The Company may, in its discretion, permit participants to defer settlement of cash awards. The maximum award that may be granted to any participant as a cash award for any fiscal year is $5,000,000.

Performance-Based Awards

Certain Benefits granted under the Incentive Plan may be granted in a manner such that the Benefit qualifies for the performance-based compensation exemption to Section 162(m) of the Code (“Performance-Based Awards”). As determined by the Committee in its sole discretion, either the granting or vesting of such Performance-Based Awards shall be based on achievement of targets, hurdle rates, growth rates, and/or reductions in one or more business criteria that apply to the individual participant, one or more geographic or business segments, one or more business units or the Company as a whole. The business criteria shall be as follows, individually or in combination: (i) net earnings; (ii) earnings per share; (iii) net sales; (iv) market share; (v) operating profit; (vi) earnings before interest and taxes (EBIT); (vii) earnings before interest, taxes, depreciation and amortization (EBITDA); (viii) gross margin; (ix) expense targets; (x) working capital targets relating to inventory and/or accounts receivable; (xi) operating margin; (xii) return on equity; (xiii) return on assets; (xiv) planning accuracy (as measured by comparing planned results to actual results); (xv) market price per share; (xvi) total return to stockholders; (xvii) net income; (xviii) pro forma net income; (xix) return on capital; (xx) revenues; (xxi) expenses; (xxii) operating cash flow; (xxiii) net profit margin; (xxiv) employee headcount; (xxv) employee turnover; (xxvi) labor costs; (xxvii) customer service; (xxviii) economic value added models (EVA); (xxix) vacation interest revenues; and (xxx) vacation interest cost of sales. In addition, Performance-Based Awards may include comparisons to the performance of other companies or to market indices, such performance to be measured by one or more of the foregoing business criteria.

With respect to Performance-Based Awards, the Committee will establish in writing, (x) the goals applicable to a given period and such performance goals shall state, in terms of an objective formula or standard, the method for computing the amount of compensation payable to the participant if such performance goals are obtained and (y) the individual employees or class of employees to which such performance-based goals apply no later than 90 days after the commencement of such period (but in no event after 25% of such period has elapsed). No Performance-Based Award shall be payable to, or vest with respect to, as the case may be, any participant for a given fiscal period until the Committee certifies in writing that the objective performance goals (and any other material terms) applicable to such period have been satisfied. With respect to any Benefits intended to qualify as Performance-Based Awards, after establishment of a performance goal, the Committee shall not revise such performance goal or increase the amount of compensation payable thereunder (as determined in accordance with Section 162(m) of the Code) upon the attainment of such performance goal; however, the measurement of performance against goals may exclude the impact of charges for restructurings, discontinued operations, extraordinary items and other unusual or non-recurring items, and the cumulative effects of accounting changes, each as defined by generally accepted accounting principles as identified in the financial statements, notes to the financial statements or management’s discussion or analysis. Notwithstanding the foregoing, the Committee may reduce or eliminate the number of shares of common stock or cash granted or the number of shares of common stock vested upon the attainment of such performance goal.

Other Features

The Incentive Plan provides that unless the Committee otherwise determines, Benefits will not be transferable other than by will or the laws of descent and distribution. The Committee shall determine the treatment to be afforded to a participant in the event of termination of employment for any reason including death, disability or retirement.

Upon the grant of any Benefit under the Incentive Plan, the Committee may, by way of an agreement with the participant, establish such other terms, conditions, restrictions and/or limitations covering the grant of the Benefit as are not inconsistent with the Incentive Plan. No Benefit shall be granted under the Incentive Plan after January 28, 2015. The Committee reserves the right to amend, suspend or terminate the Plan at any time, subject to the rights of participants with respect to any outstanding Benefits. No amendment of the plan may be made without approval of the stockholders of Sunterra if the amendment will: (i) increase the aggregate number of shares of common stock which may be delivered under the plan; (ii) increase the maximum number of shares with respect to Benefits (other than cash awards) that may be granted to any individual under the plan; (iii) increase the maximum dollar amount of cash awards that may be granted to any individual under the plan; (iv) change the types of business criteria on which Performance-Based Awards are to be based under the plan; or (v) modify the requirements as to eligibility for participation in the plan.

The Incentive Plan contains provisions for equitable adjustment of Benefits in the event of a merger, consolidation, reorganization, recapitalization, stock dividend, stock split, reverse stock split, split up, spinoff, combination of shares, exchange of shares, dividend in kind or other like change in capital structure or distribution (other than normal cash dividends) to stockholders of Sunterra. The Incentive Plan contains provisions for the acceleration of exercisability or vesting of Benefits in the event of a change of control of Sunterra, including the cash settlement of such Benefits. The Committee has broad discretion in determining under what circumstances adjustments should be made to Benefits under the plan (including a change in control of Sunterra) and in the adjustments themselves.

The Committee may grant Benefits to individual participants who are subject to the laws of nations other than the United States, which Benefits may have terms and conditions which the Committee determines to be necessary to comply with applicable foreign laws.

Certain Federal Income Tax Consequences

The statements in the following paragraphs of the principal federal income tax consequences of Benefits under the Incentive Plan are based on statutory authority and judicial and administrative interpretations, as of the date of this Proxy Statement, which are subject to change at any time (possibly with retroactive effect). The law is technical and complex, and the discussion below represents only a general summary.

Incentive Stock Options. Incentive stock options (“ISOs”) granted under the Incentive Plan are intended to meet the definitional requirements of Section 422(b) of the Code for “incentive stock options.” An employee who receives an ISO does not recognize any taxable income upon the grant of such ISO. Similarly, the exercise of an ISO generally does not give rise to federal income tax to the employee, provided that (i) the federal “alternative minimum tax,” which depends on the employee’s particular tax situation, does not apply and (ii) the employee is employed by Sunterra from the date of grant of the option until three months prior to the exercise thereof, except where such employment terminates by reason of disability (where the three month period is extended to one year) or death (where this requirement does not apply). If an employee exercises an ISO after these requisite periods, the ISO will be treated as an NSO (as defined below) and will be subject to the rules set forth below under the caption “Non-Qualified Stock Options and Stock Appreciation Rights.” Further, if after exercising an ISO, an employee disposes of our common stock so acquired more than two years from the date of grant and more than one year from the date of transfer of the common stock pursuant to the exercise of such ISO (the “applicable holding period”), the employee will generally recognize a long-term capital gain or loss equal to the difference, if any, between the amount received for the shares and the exercise price. If, however, an employee does not hold the shares so acquired for the applicable holding period—thereby making a “disqualifying disposition”—the employee would recognize ordinary income equal to the excess of the fair market value of the shares at the time the ISO was exercised over the exercise price and the balance, if any, income would be long-term capital gain (provided the holding period for the shares exceeded one year and the employee held such shares as a capital asset at such time). If the disqualifying disposition is a sale or exchange that would permit a loss to be recognized under the Code (were a loss in fact to be realized), and the sales proceeds are less than the fair market value of the shares on the date of exercise, the employee’s ordinary income therefrom would be limited to the gain (if any) realized on the sale. An employee who exercises an ISO by delivering our common stock previously acquired pursuant to the exercise of another ISO is treated as making a “disqualifying disposition” of such common stock if such shares are delivered before the expiration of their applicable holding period. Upon the exercise of an ISO with previously acquired shares as to which no disqualifying disposition occurs, despite some uncertainty, it appears that the employee would not recognize gain or loss with respect to such previously acquired shares.

Sunterra will not be allowed a federal income tax deduction upon the grant or exercise of an ISO or the disposition, after the applicable holding period, of our common stock acquired upon exercise of an ISO. In the event of a disqualifying disposition, we generally will be entitled to a deduction in an amount equal to the ordinary income included by the employee, provided that such amount constitutes an ordinary and necessary business expense to us and is reasonable and the limitations of Sections 280G and 162(m) of the Code (discussed below) do not apply.

Non-Qualified Stock Options and Stock Appreciation Rights.  Non-qualified stock options (“NSOs”) granted under the Incentive Plan are options that do not qualify as ISOs. An employee who receives an NSO or an SAR will not recognize any taxable income upon the grant of such NSO or SAR. However, the employee generally will recognize ordinary income upon exercise of an NSO in an amount equal to the excess of the fair market value of the shares of our common stock at the time of exercise over the exercise price. Similarly, upon the receipt of cash or shares pursuant to the exercise of an SAR, the individual generally will recognize ordinary income in an amount equal to the sum of the cash and the fair market value of the shares received.

The ordinary income recognized with respect to the receipt of shares or cash upon exercise of an NSO or an SAR will be subject to both wage withholding and other employment taxes. In addition to the customary methods of satisfying the withholding tax liabilities that arise upon the exercise of an SAR for shares or upon the exercise of an NSO, we may satisfy the liability in whole or in part by withholding shares of our common stock from those that otherwise would be issuable to the individual or by the employee tendering other shares owned by him or her, valued at their fair market value as of the date that the tax withholding obligation arises.

A federal income tax deduction generally will be allowed to Sunterra in an amount equal to the ordinary income included by the individual with respect to his or her NSO or SAR, provided that such amount constitutes an ordinary and necessary business expense to Sunterra and is reasonable and the limitations of Sections 280G and 162(m) of the Code do not apply.

If an individual exercises an NSO by delivering shares of our common stock, other than shares previously acquired pursuant to the exercise of an ISO which is treated as a “disqualifying disposition” as described above, the individual will not recognize gain or loss with respect to the exchange of such shares, even if their then fair market value is different from the individual’s tax basis. The individual, however, will be taxed as described above with respect to the exercise of the NSO as if he or she had paid the exercise price in cash, and we likewise generally will be entitled to an equivalent tax deduction.

Other Awards.  With respect to other Benefits under the Incentive Plan that are settled either in cash or in shares of our common stock that are either transferable or not subject to a substantial risk of forfeiture (as defined in the Code and the regulations thereunder), employees generally will recognize ordinary income equal to the amount of cash or the fair market value of the common stock received.

With respect to Benefits under the Incentive Plan that are settled in shares of our common stock that are restricted to transferability or subject to a substantial risk of forfeiture—absent a written election pursuant to Section 83(b) of the Code filed with the Internal Revenue Service within 30 days after the date of transfer of such shares pursuant to the award (a “Section 83(b) election”)—an individual will recognize ordinary income at the earlier of the time at which (i) the shares become transferable or (ii) the restrictions that impose a substantial risk of forfeiture of such shares lapse, in an amount equal to the excess of the fair market value (on such date) of such shares over the price paid for the award, if any. If a Section 83(b) election is made, the individual will recognize ordinary income, as of the transfer date, in an amount equal to the excess of the fair market value of the common stock as of that date over the price paid for such award, if any.

The ordinary income recognized with respect to the receipt of cash, shares of our common stock or other property under the Incentive Plan will be subject to both wage withholding and other employment taxes.

Sunterra generally will be allowed a deduction for federal income tax purposes in an amount equal to the ordinary income recognized by the employee, provided that such amount constitutes an ordinary and necessary business expense and is reasonable and the limitations of Sections 280G and 162(m) of the Code do not apply.

Dividends and Dividend Equivalents.  To the extent Benefits under the Incentive Plan earn dividends or dividend equivalents, whether paid currently or credited to an account established under the Incentive Plan, an individual generally will recognize ordinary income with respect to such dividends or dividend equivalents.

Change of Control.  In general, if the total amount of payments to an individual that are contingent upon a change of control of Sunterra (within the meaning of Section 280G of the Code), including payments under the Incentive Plan that vest upon a change of control, equals or exceeds three times the individual’s “base amount” (generally, such individual’s average annual compensation for the five calendar years preceding the change of control), then, subject to certain exceptions, the portion of such payments in excess of the base amount may be treated as “parachute payments” under the Code, in which case a portion of such payments would be non-deductible to us and the individual would be subject to a 20% excise tax on such portion of the payments.

Certain Limitations on Deductibility of Executive Compensation.  With certain exceptions, Section 162(m) of the Code denies a deduction to publicly held corporations for compensation paid to certain executive officers in excess of $1 million per executive per taxable year (including any deduction with respect to the exercise of an NSO or SAR or the disqualifying disposition of stock purchased pursuant to an ISO). One such exception applies to certain performance-based compensation provided that such compensation has been approved by stockholders in a separate vote and certain other requirements are met. If approved by our stockholders, we believe that Stock Options, SARs and Performance-Based Awards granted under the Incentive Plan should qualify for the performance-based compensation exception to Section 162(m).

Requirements Regarding “Deferred Compensation.”  Certain of the Benefits under the Plan may constitute “deferred compensation” within the meaning of Section 409A of the Code, a recently enacted provision governing “non-qualified deferred compensation plans.” Failure to comply with the requirements of the provisions of the Code regarding participant elections and the timing of payment distributions could result in the affected participants being required to recognize ordinary income for tax purposes earlier than the times otherwise applicable as described in the above discussion and to pay substantial penalties.

New Plan Benefits

The Committee has discretion to determine the individuals to be awarded Benefits under the Incentive Plan and the terms and conditions of such awards. Except for the awards indicated in the following table, as of the date of this proxy statement there has been no determination by the Committee with respect to awards under the Incentive Plan. Accordingly, except as indicated, we cannot now determine the Benefits to be granted under the Incentive Plan in the future to the named executive officers, all current executive officers as a group, all current directors who are not executive officers as a group, or all employees, including current officers who are not executive officers, as a group.

We expect that if the Incentive Plan is approved by stockholders, each non-employee director will be granted under the Incentive Plan, promptly following such approval, 4,275 shares of our common stock for service as a director. Such proposed awards are set forth in the table below.

New Plan Benefits

2005 Incentive Plan

Name and Position	Dollar Value (1)	Number of Units
Nicholas J. Benson	—	—
President and Chief Executive Officer
Steven E. West	—	—
Senior Vice President and Chief Financial Officer
Andrew Gennuso	—	—
Senior Vice President of Sunterra and President of Resort Marketing International, Inc.
David R. Harris	—	—
Managing Director—Sunterra Europe
Geoffrey I. Bruce	—	—
Group Finance Director—Sunterra Europe
Executive Group	—	—
Non-Executive Director Group	$296,044	21,375
Non-Executive Officer Employee Group	—	—

(1)	The dollar value shown for the shares is based on the closing price of our common stock on January 21, 2005, which was $13.85 per share

Other Information

If the Incentive Plan is not approved by our stockholders, we will reconsider our alternatives and may continue to grant options under our 2002 Stock Option Plan.

The closing price of a share of our common stock on January 21, 2005, was $13.85 per share.

Stockholder Approval

The stockholder approval requirements for this proposal are described above under “Quorum and Voting Requirements.”

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”

THE APPROVAL OF THE SUNTERRA CORPORATION 2005 INCENTIVE PLAN.

BENEFICIAL OWNERSHIP OF SUNTERRA COMMON STOCK

As of December 31, 2004, 18,898,362 shares of our common stock were outstanding. The following tables set forth information known to us with respect to the beneficial ownership of our common stock as of December 31, 2004 for

•	each person who is known by us to be the beneficial owner of more than 5% of our outstanding common stock;

•	each of our current directors;

•	each of our named executive officers listed under “Management—Executive Compensation—Summary Compensation Table”; and

•	all of our current directors and executive officers as a group.

The information below is based on public filings made by various stockholders. These filings contain information as of particular dates and may not reflect current holdings of our common stock. To our knowledge, other than as described below, the named person or group of persons has sole voting and investment power with respect to these securities. Except as otherwise indicated, the address of each person named in the following table is c/o Sunterra Corporation, 3865 West Cheyenne Avenue, North Las Vegas, Nevada 89032.

Beneficial Owners of More than 5% of Our Common Stock

	Beneficial Ownership (1)
Name and Address of Beneficial Owners	Shares		Percentage

Merrill Lynch Mortgage Capital Inc. 101 Hudson St. Jersey City, New Jersey 07302	1,190,148	(2)	5.92

General Motors Investment Management Corporation 767 Fifth Avenue New York, New York 10153	1,046,805	(3)	5.51

DDJ Capital Management, Inc. 141 Linden Street, Suite 4 Wellesley, Massachusetts 02482-7910	1,571,808	(4)	8.28

New Generation Advisors, Inc. 225 Friend Street, Suite 801 Boston, Massachusetts 02114	998,365	(5)	5.28

Heartland Advisors, Inc. 789 North Water Street Milwaukee, Wisconsin 53202	1,066,700	(6)	5.64

Security Ownership of Directors and Executive Officers

David Gubbay	26,250	(7)	*

Charles F. Willes	21,250	(8)	*

Olof S. Nelson	3,750	(9)	*

James H. Dickerson, Jr.	3,750	(9)	*

James A. Weissenborn	5,250	(10)	*

Nicholas J. Benson	416,264	(11)	2.16

Steven E. West	130,555	(12)	*

Andrew Gennuso	108,000	(13)	*

Geoffrey I. Bruce	32,000	(14)	*

David R. Harris	—		*

All of our directors and executive officers as a group (12 persons)	788,325	(15)	4.00

*	Less than 1%.
(1)

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock subject to stock options and warrants currently exercisable or exercisable within 60 days are deemed outstanding for computing the percentage ownership of the person holding the options and the percentage ownership of any group of which the holder is a member, but are not deemed outstanding for computing the percentage ownership of any other person. The shares of common stock issuable upon conversion of our 3 3/4 Senior Subordinated Convertible Notes have been excluded from all amounts as the contingencies surrounding the issuance of such shares have not been met. Except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

(2)	Consists of 1,190,148 shares of common stock issuable upon the exercise of currently exercisable stock purchase warrants.
(3)	Based on information reported in the Schedule 13G filed by General Motors Investment Management Corporation with the SEC on February 11, 2004 and information from DDJ Capital Management, LLC (who manages or advises the account owned by General Motors Investment Management Corporation) as of December 31, 2004. Includes 92,022 shares of common stock issuable upon the exercise of currently exercisable stock purchase warrants. See note (4) below.
(4)	Based on information reported in the Schedule 13G filed by DDJ Capital Management, Inc. with the SEC on February 11, 2004 and information from DDJ Capital Management, LLC as of December 31, 2004. Includes 92,022 shares of common stock issuable upon the exercise of currently exercisable stock purchase warrants. This amount includes the 1,046,805 shares held by General Motors Investment Management Corporation as such account is managed or advised by DDJ Capital Management, LLC.
(5)	Based on information reported in the Schedule 13G filed by New Generation Advisors, Inc. with the SEC on January 27, 2004.
(6)	Based on information reported in the Schedule 13G filed by Heartland Advisors, Inc. with the SEC on January 19, 2005.
(7)	Consists of 5,000 shares and options currently exercisable to purchase 17,500 shares at an exercise price of $15.25, 1,875 shares at an exercise price of $12.74 and 1,875 shares at an exercise price of $9.11.
(8)	Consists of options currently exercisable to purchase 17,500 shares at an exercise price of $15.25, 1,875 shares at an exercise price of $12.74 and 1,875 shares at an exercise price of $9.11.
(9)	Consists of options currently exercisable to purchase 1,875 shares at an exercise price of $12.74 and 1,875 shares at an exercise price of $9.11.
(10)	Consists of 1,500 shares and options currently exercisable to purchase 1,875 shares at an exercise price of $12.74 and 1,875 shares at an exercise price of $9.11.
(11)	Consists of 11,000 shares and options currently exercisable or exercisable within 60 days to purchase 405,264 shares at an exercise price of $15.25.
(12)	Consists of 18,000 shares and options currently exercisable or exercisable within 60 days to purchase 112,555 shares at an exercise price of $15.25.
(13)	Consists of options currently exercisable or exercisable within 60 days to purchase 108,000 shares at an exercise price of $15.25.
(14)	Consists of options currently exercisable or exercisable within 60 days to purchase 32,000 shares at an exercise price of $15.25.
(15)	Consists of 36,000 shares and options currently exercisable or exercisable within 60 days to purchase 752,325 shares.

STOCKHOLDER PROPOSALS FOR THE 2006 ANNUAL MEETING

Stockholders may present proper proposals, including nominations for director, for inclusion in our proxy statement and for consideration at our 2006 annual meeting of stockholders by submitting their proposals to us in a timely manner. Any stockholder who intends to present a proposal, including a director nomination proposal, for consideration at our 2006 annual meeting and intends to have that proposal included in our proxy statement and related materials for the 2006 annual meeting must deliver a written copy of the proposal to our principal executive offices no later than the deadline, and in accordance with the notice and other procedures, determined in accordance with the applicable requirements of SEC Rule 14a-8 and the advance notice requirements contained in our bylaws.

In order to be included in our proxy statement for our 2006 annual meeting, stockholder proposals must be received by us no later than October 3, 2005, and must otherwise comply with the requirements of SEC Rule 14a-8 and the other applicable rules of the SEC.

If a stockholder does not comply with the foregoing Rule 14a-8 procedures, the stockholder may use the procedures set forth in our bylaws, although we would in this case not be required to include the nomination proposal as a proposal in our proxy statement and proxy card mailed to stockholders. For stockholder proposals, including stockholder nominations for director, to be properly brought before an annual meeting by a stockholder pursuant to our bylaws, the stockholder must have given timely notice in writing to our corporate secretary. To be timely, a stockholder’s notice must be delivered to the corporate secretary at our principal executive offices not later than 90 days prior to the first anniversary of the preceding year’s annual meeting. If the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, or if a special meeting of stockholders is convened for the purpose of electing one or more directors, notice by the stockholder to be timely must be so delivered not later than the close of business on the later of the 90th day prior to such annual or special meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. If the number of directors is increased and there is a public announcement of the increase or a public announcement naming all of the nominees for director at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice will be considered timely if delivered within the time period described above. If the public announcement is made later, a stockholder’s notice will be considered timely, but only with respect to the nominees for any new positions created by the increase, if it is delivered not later than the close of business on the 10th day following the day on which such public announcement is first made.

The stockholder’s notice referred to above must set forth:

•	as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made (i) the name and address of such stockholder, as they appear on our books, and of such beneficial owner, (ii) the class and number of shares of our stock that are owned beneficially by such stockholder and such beneficial owner and (iii) any material interest of such stockholder and such beneficial owner in such proposal; and

•	with respect to stockholder nominations for director, as to each person whom the stockholder proposes to nominate for election or reelection as a director (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of our stock that are beneficially owned by such person and (iv) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act, including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected and whether such person intends to seek reimbursement from us of the expenses of any solicitation of proxies should such person be elected as a director.

Under our bylaws, a “public announcement” means for this purpose disclosure in a press release reported by a national news service or in a document publicly filed by the Company with the SEC pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act. A stockholder must also comply with all applicable requirements of the Securities Exchange Act and SEC regulations.

All notice of proposals by stockholders, whether or not to be included in our proxy materials, should be sent to us at 3865 West Cheyenne Avenue, North Las Vegas, Nevada 89032, Attention: Corporate Secretary.

By Order of the Board of Directors

Frederick C. Bauman

Vice President,

General Counsel and Secretary

North Las Vegas, Nevada

January 28, 2005

APPENDIX A

SUNTERRA CORPORATION 2005 INCENTIVE PLAN

1. Purpose. The Sunterra Corporation 2005 Incentive Plan (the “Plan”) is intended to provide incentives which will attract, retain and motivate highly competent persons as directors, employees, or consultants of Sunterra Corporation (the “Company”) and of any subsidiary corporation now existing or hereafter formed or acquired, by providing them opportunities to acquire shares of the common stock, par value $0.01 per share, of the Company (“Common Stock”) or to receive monetary payments pursuant to the Benefits (as defined below) described herein. Furthermore, the Plan is intended to assist in aligning the interests of the Company’s employees to those of its stockholders.

2. Administration.

(a) The Plan will be administered by a committee of the Board of Directors of the Company (the “Board”) or a subcommittee of a committee of the Board (which may be the Company’s Compensation Committee), appointed by the Board from among its members (the “Committee”), and shall be comprised, unless otherwise determined by the Board, solely of not less than two members who shall be (i) “Non-Employee Directors” within the meaning of Rule 16b-3(b)(3) (or any successor rule) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and (ii) ”outside directors” within the meaning of Treasury Regulation Section 1.162-27(e)(3) under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). The Committee is authorized, subject to the provisions of the Plan, to establish such rules and regulations as it deems necessary for the proper administration of the Plan and to make such determinations and interpretations and to take such action in connection with the Plan and any Benefits (as defined in Section 4 hereof) granted hereunder as it deems necessary or advisable, including the right to establish the terms and conditions of Benefits, to accelerate the vesting or exercisability of Benefits and to cancel Benefits. The Committee may determine the extent to which any Benefit under the Plan is required to comply, or not comply, with Section 409A of the Code. All determinations and interpretations made by the Committee shall be binding and conclusive on all participants and their legal representatives. No member of the Board of Directors, no member of the Committee and no employee of the Company shall be liable for any act or failure to act hereunder, except in circumstances involving his or her bad faith, gross negligence or willful misconduct, or for any act or failure to act hereunder by any other member or employee or by any agent to whom duties in connection with the administration of this Plan have been delegated. The Company shall indemnify members of the Committee and any agent of the Committee who is an employee of the Company or any of its subsidiaries, against any and all liabilities or expenses to which they may be subjected by reason of any act or failure to act with respect to their duties on behalf of the Plan, except in circumstances involving such person’s bad faith, gross negligence or willful misconduct.

(b) The Committee may delegate to one or more of its members, or to one or more agents, such administrative duties as it may deem advisable, and the Committee, or any person to whom it has delegated duties as aforesaid, may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan. The Committee may employ such legal or other counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion or computation received from any such counsel, consultant or agent. Expenses incurred by the Committee in the engagement of such counsel, consultant or agent shall be paid by the Company, or the subsidiary or affiliate whose employees have benefited from the Plan, as determined by the Committee.

3. Participants. Participants will consist of such directors, employees, or consultants of the Company and any subsidiary corporation of the Company as the Committee in its sole discretion determines to be in a position to impact the success and future growth and profitability of the Company and whom the Committee may designate from time to time to receive Benefits under the Plan. Designation of a participant in any year shall not require the Committee to designate such person to receive a Benefit in any other year or, once designated, to receive the same type or amount of Benefit as granted to the participant in any other year. The Committee shall consider such factors as it deems pertinent in selecting participants and in determining the type and amount of their respective Benefits.

4. Type of Benefits. Benefits under the Plan may be granted in any one or a combination of (a) Stock Options, (b) Stock Appreciation Rights, (c) Stock Awards, (d) Performance Awards, (e) Stock Units, and (f) Cash Awards (each as described below, and collectively, the “Benefits”). Stock Awards, Performance Awards, Stock Units, and Cash Awards may, as determined by the Committee in its discretion, constitute Performance-Based Awards, as described in Section 12 hereof. Benefits shall be evidenced by agreements (which need not be identical) in such forms as the Committee may from time to time approve; provided, however, that in the event of any conflict between the provisions of the Plan and any such agreements, the provisions of the Plan shall prevail.

5. Common Stock Available Under the Plan. Subject to the provisions of this Section 5 and any adjustments made in accordance with Section 14 hereof, the aggregate number of shares of Common Stock that may delivered to participants (including their beneficiaries and permitted assignees) shall be equal to the sum of (i) 1,348,929 shares of Common Stock, which may be authorized and unissued or treasury shares and (ii) not more than 1,651,071 shares of Common Stock that are subject to options granted under the Company’s 2002 Stock Option Plan, as amended and restated, which expire, are forfeited, or otherwise terminate without the delivery of shares of Common Stock. The maximum number of shares of Common Stock with respect to which Benefits may be granted or measured to any individual participant under the Plan during the term of the Plan shall not exceed 3,000,000, subject to adjustments made in accordance with Section 14 hereof). Any shares of Common Stock subject to a Stock Option or Stock Appreciation Right which for any reason is cancelled or terminated without having been exercised, any shares subject to Stock Awards, Performance Awards or Stock Units which are forfeited, any shares subject to Performance Awards settled in cash or any shares delivered to the Company as part or full payment for the exercise of a Stock Option or Stock Appreciation Right shall again be available for Benefits under the Plan. The preceding sentence shall apply only for purposes of determining the aggregate number of shares of Common Stock that may be delivered to participants (including their beneficiaries and permitted assignees) under Plan but shall not apply for purposes of determining the maximum number of shares of Common Stock with respect to which Benefits (including the maximum number of shares of Common Stock subject to Stock Options and Stock Appreciation Rights) that may be granted to any individual participant under the Plan.

6. Stock Options. Stock Options will consist of awards from the Company that will enable the holder to purchase a number of shares of Common Stock, at set terms. Stock Options may be “incentive stock options” (“Incentive Stock Options”), within the meaning of Section 422 of the Code, or Stock Options which do not constitute Incentive Stock Options (“Nonqualified Stock Options”). The Committee will have the authority to grant to any participant one or more Incentive Stock Options, Nonqualified Stock Options, or both types of Stock Options (in each case with or without Stock Appreciation Rights). Each Stock Option shall be subject to such terms and conditions consistent with the Plan as the Committee may impose from time to time, subject to the following limitations:

(a) Exercise Price. Each Stock Option granted hereunder shall have such per-share exercise price as the Committee may determine at the date of grant; provided, however, that the per-share exercise price shall not be less than 100% of the Fair Market Value (as defined below) of the Common Stock on the date the Stock Option is granted.

(b) Payment of Exercise Price. The option exercise price may be paid in cash or, in the discretion of the Committee, by the delivery of shares of Common Stock of the Company then owned by the participant, by the withholding of shares of Common Stock for which a Stock Option is exercisable, or by a combination of these methods, on such terms and conditions as the Committee shall determine in its sole discretion. In the discretion of the Committee, payment may also be made by delivering a properly executed exercise notice to the Company together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the exercise price. To facilitate the foregoing, the Company may enter into agreements for coordinated procedures with one or more brokerage firms. The Committee may prescribe any other method of paying the exercise price that it determines to be consistent with applicable law and the purpose of the Plan, including, without limitation, in lieu of the exercise of a

Stock Option by delivery of shares of Common Stock of the Company then owned by a participant, providing the Company with a notarized statement attesting to the number of shares owned, where, upon verification by the Company, the Company would issue to the participant only the number of incremental shares to which the participant is entitled upon exercise of the Stock Option. In determining which methods a participant may utilize to pay the exercise price, the Committee may consider such factors as it determines are appropriate.

(c) Exercise Period. Stock Options granted under the Plan shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee; provided, however, that no Stock Option shall be exercisable later than ten years after the date it is granted except in the event of a participant’s death, in which case, the exercise period of such participant’s Stock Options may be extended beyond such period but no later than one year after the participant’s death. All Stock Options shall terminate at such earlier times and upon such conditions or circumstances as the Committee shall in its discretion set forth in such option agreement at the date of grant.

(d) Limitations on Incentive Stock Options. Incentive Stock Options may be granted only to participants who are employees of the Company or subsidiary corporation of the Company at the date of grant. The aggregate Fair Market Value (determined as of the time the Stock Option is granted) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by a participant during any calendar year (under all option plans of the Company) shall not exceed $100,000. For purposes of the preceding sentence, Incentive Stock Options will be taken into account in the order in which they are granted. The per share exercise price of an Incentive Stock Option shall not be less than 100% of the Fair Market Value of the Common Stock on the date of grant, and no Incentive Stock Option may be exercised later than ten years after the date it is granted; provided, however, Incentive Stock Options may not be granted to any participant who, at the time of grant, owns stock possessing (after the application of the attribution rules of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary corporation of the Company, unless the exercise price is fixed at not less than 110% of the Fair Market Value of the Common Stock on the date of grant and the exercise of such option is prohibited by its terms after the expiration of five years from the date of grant of such option. In addition, no Incentive Stock Option may be issued to a participant in tandem with a Nonqualified Stock Option.

7. Stock Appreciation Rights. The Committee may, in its discretion, grant Stock Appreciation Rights to the holders of any Stock Options granted hereunder. In addition, Stock Appreciation Rights may be granted independently of, and without relation to, options. A Stock Appreciation Right means a right to receive a payment, in cash, Common Stock or a combination thereof, in an amount equal to the excess of (x) the Fair Market Value, or other specified valuation, of a specified number of shares of Common Stock on the date the right is exercised over (y) the Fair Market Value, or other specified valuation (which shall be no less than the Fair Market Value), of such shares of Common Stock on the date the right is granted, all as determined by the Committee; provided, however, that if a Stock Appreciation Right is granted in tandem with or in substitution for a Stock Option, the designated Fair Market Value in the award agreement may be the Fair Market Value on the date such Stock Option was granted. Each Stock Appreciation Right shall be subject to such terms and conditions as the Committee shall impose from time to time.

8. Stock Awards. The Committee may, in its discretion, grant Stock Awards (which may include mandatory payment of bonus incentive compensation in stock) consisting of Common Stock issued or transferred to participants with or without other payments therefor. Stock Awards may be subject to such terms and conditions as the Committee determines appropriate, including, without limitation, restrictions on the sale or other disposition of such shares, the right of the Company to reacquire such shares for no consideration upon termination of the participant’s service within specified periods, and may constitute Performance-Based Awards, as described in Section 12 hereof. The Committee may require the participant to deliver a duly signed stock power, endorsed in blank, relating to the Common Stock covered by such an award. The Committee may also require that the stock certificates evidencing such shares be held in custody or bear restrictive legends until the restrictions thereon shall have lapsed. The Stock Award shall specify whether the participant shall have, with respect to the shares of Common Stock subject to a Stock Award, all of the rights of a holder of shares of Common Stock of the Company, including the right to receive dividends and to vote the shares.

9. Performance Awards.

(a) Performance Awards may be granted to participants at any time and from time to time, as shall be determined by the Committee. Performance Awards may constitute Performance-Based Awards, as described in Section 12 hereof. The Committee shall have complete discretion in determining the number, amount and timing of awards granted to each participant. Such Performance Awards may be in the form of shares of Common Stock or Stock Units. Performance Awards may be awarded as short-term or long-term incentives. Performance targets may be based upon, without limitation, Company-wide, divisional and/or individual performance.

(b) With respect to those Performance Awards that are not intended to constitute Performance-Based Awards, the Committee shall have the authority at any time to make adjustments to performance targets for any outstanding Performance Awards which the Committee deems necessary or desirable unless at the time of establishment of such targets the Committee shall have precluded its authority to make such adjustments.

(c) Payment of earned Performance Awards shall be made in accordance with terms and conditions prescribed or authorized by the Committee. The participant may elect to defer, or the Committee may require or permit the deferral of, the receipt of Performance Awards upon such terms as the Committee deems appropriate.

10. Stock Units.

(a) The Committee may, in its discretion, grant Stock Units to participants hereunder. The Committee shall determine the criteria for the vesting of Stock Units. Stock Units may constitute Performance-Based Awards as described in Section 12 hereof. A Stock Unit granted by the Committee shall provide payment in shares of Common Stock at such time as the award agreement shall specify. Shares of Common Stock issued pursuant to this Section 10 may be issued with or without other payments therefor as may be required by applicable law or such other consideration as may be determined by the Committee. The Committee shall determine whether a participant granted a Stock Unit shall be entitled to a Dividend Equivalent Right (as defined below).

(b) Upon vesting of a Stock Unit, unless the Committee has determined to defer payment with respect to such unit or a participant has elected to defer payment under subsection (c) below, shares of Common Stock representing the Stock Units shall be distributed to the participant unless the Committee, with the consent of the participant, provides for the payment of the Stock Units in cash or partly in cash and partly in shares of Common Stock equal to the value of the shares of Common Stock which would otherwise be distributed to the participant.

(c) The Committee may permit a participant to elect not to receive Common Stock upon the vesting of such Stock Unit and for the Company to continue to maintain the Stock Unit on its books of account. In such event, the value of a Stock Unit shall be payable in shares of Common Stock pursuant to the agreement of deferral.

(d) A “Stock Unit” means a notional account representing one share of Common Stock. A “Dividend Equivalent Right” means the right to receive the amount of any dividend paid on the share of Common Stock underlying a Stock Unit, which shall be payable in cash or in the form of additional Stock Units.

11. Cash Awards. The Committee may grant awards to be settled in cash. Cash Awards may be subject to such terms and conditions, including vesting, as the Committee determines to be appropriate. Cash Awards may constitute Performance-Based Awards, as described in Section 12 hereof. The Company may, in its discretion, permit participants to defer settlement of Cash Awards. The maximum award that may be granted to any participant as a Cash Award in any fiscal year is $5,000,000.

12. Performance-Based Awards. Certain Benefits granted under the Plan may be granted in a manner such that the Benefits qualify for the performance-based compensation exemption of Section 162(m) of the Code (“Performance-Based Awards”). As determined by the Committee in its sole discretion, either the granting or vesting of such Performance-Based Awards shall be based on achievement of hurdle rates, growth rates, and/or reductions in one or more business criteria that apply to the individual participant, one or more geographic or business segments, one or more business units or the Company as a whole. The business criteria shall be as follows, individually or in combination: (i) net earnings; (ii) earnings per share; (iii) net sales; (iv) market share; (v) operating profit; (vi) earnings before interest and taxes (EBIT); (vii) earnings before interest, taxes, depreciation and amortization (EBITDA); (viii) gross margin; (ix) expense targets; (x) working capital targets relating to inventory and/or accounts receivable; (xi) operating margin; (xii) return on equity; (xiii) return on assets; (xiv) planning accuracy (as measured by comparing planned results to actual results); (xv) market price per share; (xvi) total return to stockholders; (xvii) net income; (xviii) pro forma net income; (xix) return on capital; (xx) revenues; (xxi) expenses; (xxii) operating cash flow; (xxiii) net profit margin; (xxiv) employee headcount; (xxv) employee turnover; (xxvi) labor costs; (xxvii) customer service; (xxviii) economic value added models (EVA); (xxix) vacation interest revenues; and (xxx) vacation interest cost of sales. In addition, Performance-Based Awards may include comparisons to the performance of other companies or to market indices, such performance to be measured by one or more of the foregoing business criteria. With respect to Performance-Based Awards, (i) the Committee shall establish in writing (x) the performance goals applicable to a given period, and such performance goals shall state, in terms of an objective formula or standard, the method for computing the amount of compensation payable to the participant if such performance goals are obtained and (y) the individual employees or class of employees to which such performance goals apply no later than 90 days after the commencement of such period (but in no event after 25% of such period has elapsed) and (ii) no Performance-Based Awards shall be payable to or vest with respect to, as the case may be, any participant for a given period until the Committee certifies in writing that the objective performance goals (and any other material terms) applicable to such period have been satisfied. With respect to any Benefits intended to qualify as Performance-Based Awards, after establishment of a performance goal, the Committee shall not revise such performance goal or increase the amount of compensation payable thereunder (as determined in accordance with Section 162(m) of the Code) upon the attainment of such performance goal; however, the measurement of performance against goals may exclude the impact of charges for restructurings, discontinued operations, extraordinary items and other unusual or non-recurring items, and the cumulative effects of accounting changes, each as defined by generally accepted accounting principles as identified in the financial statements, notes to the financial statements or management’s discussion or analysis. Notwithstanding the preceding sentence, the Committee may reduce or eliminate the number of shares of Common Stock or cash granted or the number of shares of Common Stock vested upon the attainment of such performance goal.

13. Foreign Laws. The Committee may grant Benefits to individual participants who are subject to the laws of nations other than the United States, which Benefits may have terms and conditions which the Committee determines to be necessary to comply with applicable foreign laws. The Committee may take any action which it deems advisable to obtain approval of such Benefits by the appropriate foreign governmental entity.

14. Adjustment Provisions; Change in Control.

(a) If there shall be any change in the Common Stock of the Company, through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, reverse stock split, split up, spinoff, combination of shares, exchange of shares, dividend in kind or other like change in capital structure or distribution (other than normal cash dividends) to stockholders of the Company, an adjustment shall be made to each outstanding Stock Option and Stock Appreciation Right such that each such Stock Option and Stock Appreciation Right shall thereafter be exercisable for such securities, cash and/or other property as would have been received in respect of the Common Stock subject to such Stock Option or Stock Appreciation Right had such Stock Option or Stock Appreciation Right been exercised in full immediately prior to such change or distribution, and such an adjustment shall be made successively each time any such change shall occur. In addition, in the event of any such change or distribution or any extraordinary dividend or distribution of cash or other assets, in order to prevent dilution or enlargement of participants’ rights under the Plan, the Committee will have authority to adjust, in an equitable manner, the number and kind of shares that may be issued under the Plan, the number and kind of shares subject to outstanding Benefits, the exercise price applicable to outstanding Benefits, and the Fair Market Value of the Common Stock and other value determinations applicable to outstanding Benefits. Appropriate adjustments may also be made by the Committee in the terms of any Benefits under the Plan to reflect such changes or distributions (and any extraordinary dividend or distribution of cash or other assets) and to modify any other terms of outstanding Benefits on an equitable basis, including modifications of performance targets and changes in the length of performance periods. In addition, other than with respect to Stock Options, Stock Appreciation Rights and other awards intended to constitute Performance-Based Awards, the Committee is authorized to make adjustments to the terms and conditions of, and the criteria included in, Benefits in recognition of unusual or nonrecurring events affecting the Company or the financial statements of the Company, or in response to changes in applicable laws, regulations, or accounting principles.

(b) Notwithstanding any other provision of this Plan, in the event of a Change in Control (as defined below), the Committee, in its discretion, may take such actions as it deems appropriate with respect to outstanding Benefits, including, without limitation, accelerating the exercisability or vesting of such Benefits, or such other actions provided in an agreement approved by the Board in connection with a Change in Control and such Benefits shall be subject to the terms of such agreement as the Committee, in its discretion, shall determine. The Committee, in its discretion, may determine that, upon the occurrence of a Change in Control of the Company, each Stock Option and Stock Appreciation Right outstanding hereunder shall terminate within a specified number of days after notice to the holder, and such holder shall receive, with respect to each share of Common Stock subject to such Stock Option or Stock Appreciation Right, an amount equal to the excess of the Fair Market Value of such shares of Common Stock immediately prior to the occurrence of such Change in Control over the exercise price per share of such Stock Option or Stock Appreciation Right; such amount to be payable in cash, in one or more kinds of property (including the property, if any, payable in the transaction) or in a combination thereof, as the Committee, in its discretion, shall determine.

For purposes of this Section 14(b), a “Change in Control” of the Company shall be deemed to have occurred upon any of the following events:

(A) individuals who, on the Effective Date (as defined in Section 24 hereof), constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to such date, whose election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director; or

(B) the consummation of any sale, transfer or other disposition of all or substantially all of the assets of the Company through one transaction or a series of related transactions to one or more persons or entities; or

(C) any “Person” (as such term is defined in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act, or successor sections) is or becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act, or successor rule), directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities eligible to vote for the election of the Board; or

(D) the consummation of a merger, consolidation, reorganization, statutory share exchange or similar form of corporate transaction involving the Company or any of its subsidiaries that requires the approval of the Company’s stockholders, whether for such transaction or the issuance of securities in the transaction; or

(E) a sale of all or substantially all of the Company’s assets; or

(F) the stockholders of the Company approve a plan of complete liquidation or dissolution.

15. Nontransferability. Unless the Committee shall otherwise determine, each Benefit granted under the Plan to a participant shall not be transferable otherwise than by will or the laws of descent and distribution, and shall be exercisable, during the participant’s lifetime, only by the participant. In the event of the death of a participant, each Stock Option or Stock Appreciation Right theretofore granted to him or her shall be exercisable during such period after his or her death as the Committee shall in its discretion set forth in such option or right at the date of grant and then only by the executor or administrator of the estate of the deceased participant or the person or persons to whom the deceased participant’s rights under the Stock Option or Stock Appreciation Right shall pass by will or the laws of descent and distribution. Notwithstanding the foregoing, at the discretion of the Committee, an award of a Benefit other than an Incentive Stock Option may permit the transferability of a Benefit by a participant solely to the participant’s spouse, siblings, parents, children and grandchildren or trusts for the benefit of such persons or partnerships, corporations, limited liability companies or other entities owned solely by such persons, including trusts for such persons, subject to any restriction included in the award of the Benefit.

16. Other Provisions. The award of any Benefit under the Plan may also be subject to such other provisions (whether or not applicable to the Benefit awarded to any other participant) as the Committee determines appropriate, including, without limitation, for the installment purchase of Common Stock under Stock Options, for the installment exercise of Stock Appreciation Rights, for the forfeiture of, or restrictions on resale or other disposition of, Common Stock acquired under any form of Benefit, for the acceleration of exercisability or vesting of Benefits in the event of a change of control of the Company (whether or not a Change in Control), for the payment of the value of Benefits to participants in the event of a change of control of the Company (whether or not a Change in Control), or to comply with federal and state securities laws, or understandings or conditions as to the participant’s employment or service in addition to those specifically provided for under the Plan.

17. Fair Market Value. For purposes of this Plan and any Benefits awarded hereunder, Fair Market Value shall be the closing price of the Company’s Common Stock on the date of calculation (or on the last preceding trading date if Common Stock was not traded on such date) if the Company’s Common Stock is readily tradeable on a national securities exchange or other market system, and if the Company’s Common Stock is not readily tradeable, Fair Market Value shall mean the amount determined in good faith by the Committee as the fair market value of the Common Stock of the Company.

18. Withholding. All payments or distributions of Benefits made pursuant to the Plan shall be net of any amounts required to be withheld pursuant to applicable federal, state and local tax withholding requirements at the minimum statutory withholding rates. If the Company proposes or is required to distribute Common Stock pursuant to the Plan, it may require the recipient to remit to it or to the corporation that employs such recipient an amount sufficient to satisfy such tax withholding requirements prior to the delivery of any certificates for such Common Stock. In lieu thereof, the Company or the employing corporation shall have the right to withhold the amount of such taxes from any other sums due or to become due from such corporation to the recipient as the Committee shall prescribe. The Committee may, in its discretion and subject to such rules as it may adopt (including any as may be required to satisfy applicable tax and/or non-tax regulatory requirements), permit an optionee or award or right holder to pay all or a portion of the federal, state and local withholding taxes arising in connection with any Benefit consisting of shares of Common Stock by electing to have the Company withhold shares of Common Stock having a Fair Market Value equal to the amount of tax to be withheld, such tax calculated at minimum statutory withholding rates.

19. Tenure. A participant’s right, if any, to continue to serve the Company or any of its subsidiaries or affiliates as a director, officer, employee, consultant or otherwise, shall not be enlarged or otherwise affected by his or her designation as a participant under the Plan.

20. Unfunded Plan. Participants shall have no right, title, or interest whatsoever in or to any investments which the Company may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any participant, beneficiary, legal representative or any other person. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in the Plan. The Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974, as amended.

21. No Fractional Shares. No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan or any Benefit. The Committee shall determine whether cash, or Benefits, or other property shall be issued or paid in lieu of fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

22. Duration, Amendment and Termination. No Benefit shall be granted more than ten years after the Effective Date. The Committee may amend the Plan from time to time or suspend or terminate the Plan at any time. However, no action authorized by this Section 22 shall reduce the amount of any existing Benefit or change the terms and conditions thereof without the participant’s consent. No amendment of the Plan may be made without approval of the stockholders of the Company if the amendment will: (i) increase the aggregate number of shares of Common Stock which may be delivered under the Plan; (ii) increase the maximum number of shares with respect to Benefits (other than Cash Awards) that may be granted to any individual under the Plan; (iii) increase the maximum dollar amount of Cash Awards that may be granted to any individual under the Plan; (iv) change the types of business criteria on which Performance-Based Awards are to be based under the Plan; or (v) modify the requirements as to eligibility for participation in the Plan.

23. Governing Law. This Plan, Benefits granted hereunder and actions taken in connection herewith shall be governed and construed in accordance with the laws of the State of Maryland (regardless of the law that might otherwise govern under applicable Maryland principles of conflict of laws).

24. Effective Date. (a) The Plan shall be effective as of January 28, 2005, the date on which the Plan was adopted by the Board (the “Effective Date”), provided that the Plan is approved by the stockholders of the Company at an annual meeting or any special meeting of stockholders of the Company within 12 months of the Effective Date, and such approval of stockholders shall be a condition to the right of each participant to receive any Benefits hereunder. Any Benefits granted under the Plan prior to such approval of stockholders shall be effective as of the date of grant (unless, with respect to any Benefit, the Committee specifies otherwise at the time of grant), but no such Benefit may be exercised or settled and no restrictions relating to any Benefit may lapse prior to such stockholder approval, and if stockholders fail to approve the Plan as specified hereunder, any such Benefit shall be cancelled.

(b) This Plan shall terminate on January 28, 2015 (unless sooner terminated by the Committee).

* * *

APPENDIX B

SUNTERRA CORPORATION

ETHICS POLICY

SUNTERRA CORPORATION, and its consolidated subsidiaries, including, but not limited to Resort Marketing International, Inc., a California corporation and RPM Management, Inc., an Arizona corporation, (“SUNTERRA”) expects all officers, directors and employees (“Company Personnel”) to exercise the highest degree of professional business ethics in all actions they undertake on behalf of SUNTERRA. In furtherance of that objective, SUNTERRA expects its company personnel to act in accordance with the policies herein at all times.

Interpretation

This Code is intended to be interpreted and administered so as to comply with the requirements applicable to a “code of ethics” under Section 406(c) of the Sarbanes-Oxley Act of 2002, and the related rules of the Securities Exchange Commission, and the requirements applicable to a “code of conduct” under 4350(n) of the Nasdaq Stock Market, Inc.

This Code is not a contract and is not intended to create any contractual obligations on the part of SUNTERRA. This Code also does not alter the existing at-will or other applicable employment relationship between SUNTERRA and its employees.

In some cases, SUNTERRA may have additional policies that are applicable to company personnel, including policies relating to subjects that are also covered under this Code. These policies include responsibilities and requirements in addition to those contained in this Code. While it is important for company personnel to comply with these additional policies, they are separate policies and are not intended to form part of the Code.

Guidelines and Procedures

•	SUNTERRA and its company personnel shall comply with all applicable legal requirements of the United States and each state or foreign country in which SUNTERRA conducts its business.

•	The use of company assets for any unlawful or improper purpose is strictly prohibited.

•	No undisclosed or unrecorded fund or asset of SUNTERRA shall be established or maintained for any purpose.

•	No false or misleading entries shall be made for any reason in the books, records or any financial documents of SUNTERRA, or any materials prepared for or submitted to its accountants or independent auditors, and no company personnel shall engage in any arrangement that results in such prohibited acts. In addition, all company personnel dealing with or providing information or documentation to SUNTERRA’s accountants or auditors must provide complete and accurate information to the accountants or auditors and must immediately report any request, suggestion or threat that they do otherwise to the Director of Internal Audit as a signed complaint or on an anonymous and confidential basis. An employee who wishes to make an anonymous complaint can also do so 24 hours a day, 7 days a week by calling SUNTERRA’S toll free anonymous hotline that can be accessed by calling 1.877.778.5463 or by making a report online at www.reportit.net. Access codes to identify the complaint are: Username: sunterra, Password: club.

•	No payment on behalf of SUNTERRA shall be approved without adequate supporting documentation, or made with the intention or understanding that any part of such payment is to be used for any purpose other than that described by the documents supporting the payment.

•

Just as we expect our company personnel to speak honestly to us, we expect our company personnel to display the same integrity in written communications, whether for internal or external use. As a result, company personnel should strive that all internal records, records, memoranda and other documents are accurate, complete and truthful and maintained in that condition without any alteration, covering up, falsification or other change which would mislead someone reviewing the record about its original contents or meaning. Any company personnel who are asked or directed to engage in such prohibited conduct should report the issue immediately to the Director of Internal Audit as a signed complaint or on an anonymous, confidential basis. An employee who wishes to make an anonymous complaint can also do so 24 hours a day, 7 days a week by calling SUNTERRA’S toll free anonymous hotline that can be accessed by calling 1.877.778.5463 or by making a report online at www.reportit.net. Access codes to identify the complaint are: Username: sunterra, Password: club.

•	No confidential information concerning SUNTERRA shall be used or revealed within or outside SUNTERRA without proper authorization and purpose.

•	The use of company personnel, materials or equipment for personal purposes is prohibited, unless specifically authorized.

•	Compliance with established internal control procedures is required at all times.

Protection Against Retaliation

•	Retaliation against any company personnel as a result of him or her bringing forward any questions, concerns or complaints about accounting or auditing matters, recording of information, record retention, or in any other manner concerning the honesty and integrity of SUNTERRA’s operation is strictly prohibited. Similarly, retaliation is prohibited against any company personnel who provide accurate information to any law enforcement agency about the commission of any federal or state offense. Any company personnel who feel that he or she has been retaliated against or threatened with retaliation for these reasons should report the matter immediately to the Director of Internal Audit. An employee who wishes to make an anonymous complaint can also do so 24 hours a day, 7 days a week by calling SUNTERRA’S toll free anonymous hotline that can be accessed by calling 1.877.778.5463 or by making a report online at www.reportit.net. Access codes to identify the complaint are: Username: sunterra, Password: club.

Use of Agents

From time to time, SUNTERRA may elect to use special consultants, distributors, representatives and agents to assist in obtaining sales or performing contracts. These representatives must be bona fide professional individuals or organizations; they must render bona fide services; and their remuneration must be limited to a reasonable fee for their services. No representative may be employed by SUNTERRA if connected, directly or indirectly, to the prospective customer or to an official of a prospective customer.

Conflicts of Interest

Company personnel should not seek or accept, or offer or give, any payments, fees, loans, services or gifts from or to any person or firm as a condition or result of doing business with SUNTERRA. Subject to this restriction, SUNTERRA’s policy does not prohibit gifts of reasonable value, normal business meals or entertainment, the exchange of customary reciprocal courtesies between company personnel of SUNTERRA and their business associates, and similar customary and reasonable expenditures to promote general business goodwill.

Reasonable expenditures for gifts to and the entertainment of business contacts by company personnel may be made if the expenditures have been appropriately authorized and are correctly recorded on the books of SUNTERRA. However, entertainment or gifts should not be of substantial monetary value nor exceed the value customarily and openly provided by responsible competitors of SUNTERRA in the country in question. Company personnel should confirm with a supervisor the appropriateness of any material proposed expenditure for gifts or entertainment.

With respect to gifts to and entertainment of government officials or employees, this policy is subject to the provisions on “Governmental Payments” described below.

Accuracy of Public Communications

All SUNTERRA personnel are encouraged and instructed to provide reliable and accurate data to, and otherwise assist, SUNTERRA’s Chief Executive Officer and senior financial officers to discharge their responsibilities to establish and maintain adequate and effective disclosure controls and procedures. These controls are designed to provide assurances to SUNTERRA and its shareholders that disclosures of material information related to SUNTERRA and its consolidated subsidiaries in its periodic reports filed with, or submitted to, the Securities and Exchange Commission and other public communications are full, fair, accurate, timely, and understandable.

Governmental Payments

Company personnel should not directly or indirectly give, offer or promise any form of bribe, gratuity or kickback to any federal, state, local, or municipal, official or employee. It is SUNTERRA’s policy to comply in all respects with the United States Foreign Corrupt Practices Act and with all other laws applicable to payments to government officials. It is SUNTERRA’s policy that no company personnel may directly or indirectly pay, give or offer money or anything of value to any foreign government official, employee or representative, or to any foreign political party or candidate for or incumbent in any foreign political office, in order to assist in obtaining, retaining or directing business. Accordingly, all laws of foreign countries must be strictly observed.

Guidance Regarding Questions

The Director of Internal Audit has been designated as the Corporate Compliance Officer responsible for implementing SUNTERRA’s compliance programs, including this Code. Whenever company personnel have questions about this Code, including concerns about the legality or propriety of any proposed conduct, company personnel should obtain advice from a supervisor and, when appropriate, should request advice from the Corporate Compliance Officer.

Questions and requests for guidance concerning this Code should be directed to the Corporate Compliance Officer, the Director of Internal Audit, at SUNTERRA’s principal executive offices at 3865 West Cheyenne Avenue, North Las Vegas, Nevada 89032, or by telephone at (702) 804-8600.

Reporting of Possible Violations

If company personnel believe this Code may have been violated, company personnel should raise the issue immediately with a supervisor. If the issue is not resolved, contact the Corporate Compliance Officer orally or in writing.

Written reports to the Corporate Compliance Officer should be addressed to Director of Internal Audit, Sunterra Corporation, 3865 West Cheyenne Avenue, North Las Vegas, Nevada 89032, and marked “CONFIDENTIAL—TO BE OPENED ONLY BY THE CORPORATE COMPLIANCE OFFICER/DIRECTOR OF INTERNAL AUDIT.” Telephone reports to the Corporate Compliance Officer should be directed to Director of Internal Audit at (702) 804-8600.

•	Concerns about possible violations of this Code may also be raised confidentially and anonymously by calling SUNTERRA’s compliance hotline can be 1.877.778.5463 or online at www.reportit.net. Access codes to identify the complaint are: Username: Sunterra, Password: club.

Discipline for Violations

Reports of possible violations of this Code will be promptly investigated by SUNTERRA and will be treated confidentially to the extent consistent with SUNTERRA’s interests and its legal obligations. All company personnel are expected to cooperate in investigations of possible Code violations. If the result of the investigation indicates that corrective action is required, SUNTERRA will decide what steps should be taken to resolve the problem and avoid the likelihood of its recurrence.

Company personnel who violate either the letter or the spirit of this Code may be subject to disciplinary action, up to and including termination of employment.

The following types of conduct may subject company personnel to discipline:

•	Violating this Code or asking others to violate this Code;

•	Failing to report a known suspected violation of this Code;

•	Failing to cooperate in a company investigation of possible violations of this Code;

•	Failing to appropriately supervise subordinates in order to detect and report possible violations of this Code; and

•	Retaliating against other company personnel for reporting a possible violation of this Code.

Violations of this Code can in some cases also result in violations of applicable law and expose the Company and company personnel to government enforcement proceedings, including civil and criminal fines and imprisonment.

Protection of Confidential or Proprietary Information

SUNTERRA’s confidential and proprietary information is vital to the current operations and future success of SUNTERRA. Company personnel shall use all reasonable care to protect or otherwise prevent the unauthorized disclosure of such information. In no event shall confidential information be disclosed or revealed within or outside SUNTERRA without proper authorization or purpose. If company personnel are uncertain whether certain information should be treated as confidential, the company personnel should presume that such information is confidential and not disclose it without proper authorization.

By way of example, confidential or proprietary information will include information regarding SUNTERRA’s business methods, business plans, databases, systems, technology, intellectual property, know-how, management, business development, operations, products, services, research, development, inventions, financial statements, financial projections, financing methods, pricing strategies, company sources, employee records, system designs, terms and conditions of arrangements of any business or company, company lists, methods of competing, and other proprietary information.

Confidential Communications

Company personnel shall not communicate non-public material information to a third party. Material information can be either positive or negative information and can include such things as significant acquisitions, contract awards, member agreements, or other material business developments, financial results and projections of future earnings or losses, significant litigation, acquisition or loss of significant customers, and other information material to the business of SUNTERRA. Questions should be directed to the Director of Internal Audit.

Insider Trading

SUNTERRA’s common stock is listed for trading on NASDAQ. No company personnel may purchase or sell SUNTERRA’s common stock while in possession of material information that has not been publicly disseminated. In addition, company personnel shall not communicate non-public information to a third party under circumstances where improper trading can be anticipated. Material information can be either positive or negative information and can include such things as significant acquisitions, contract awards, teaming agreements, or other material business developments, financial results and projections of future earnings or losses, significant litigation, acquisition or loss of significant customers, and other information material to the business of SUNTERRA. PRECLEARANCE IS REQUIRED FOR ANY TRADE IN SUNTERRA SECURITIES. PRECLEARANCE SHOULD BE REQUESTED FROM GENERAL COUNSEL.

Amendments and Waivers

This Code may not be amended or modified without the prior approval of SUNTERRA’s Board of Directors. Any waiver of this Code for directors or executive officers will be promptly disclosed to the public in accordance with the applicable rules of the Securities Exchange Commission and the Nasdaq Stock Market, Inc.

No waiver of this Code for other company personnel will be effective unless it is approved by the Corporate Compliance Officer/Director of Internal Audit.

SUNTERRA CORPORATION

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF SUNTERRA CORPORATION FOR THE ANNUAL MEETING OF STOCKHOLDERS.

I hereby appoint Nicholas J. Benson and Steven E. West, and each of them, proxies, with full power of substitution, to vote all shares of Common Stock of Sunterra Corporation that I am entitled to vote at the 2005 Annual Meeting of Stockholders of Sunterra Corporation and at any adjournments or postponements thereof as indicated. Such persons are authorized to vote in their discretion on (i) the election of any person as a director if a director nominee listed is unable to serve or for good cause will not serve, (ii) matters which were not timely submitted pursuant to Article I of the Amended and Restated Bylaws of Sunterra Corporation and (iii) matters incident to the conduct of the meeting.

THIS PROXY CARD WILL BE VOTED AS DIRECTED. IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY CARD WILL BE VOTED “FOR” THE ELECTION OF THE DIRECTOR NOMINEES LISTED AND “FOR” THE APPROVAL OF SUNTERRA CORPORATION 2005 INCENTIVE PLAN.

Change of address:

(If you have written in the above space, please mark the corresponding box on the reverse side of this card)

The Board of Directors recommends a vote “For” each of the two proposals.

1.    Election of six directors to serve until the next annual meeting of stockholders of Sunterra Corporation and until their successors are elected and qualified.

☐ FOR all nominees listed (except as marked to the contrary)	☐ WITHHOLD AUTHORITY to vote for all nominees listed

Nicholas J. Benson Olof S. Nelson James A. Weissenborn	David Gubbay James H. Dickerson, Jr. Charles F. Willes

(Instruction: To withhold authority to vote for any individual nominee, write that nominee’s name on the space provided below.)

2.    Approval of the Sunterra Corporation 2005 Incentive plan

☐ FOR	☐ AGAINST	☐ ABSTAIN

☐	I plan to attend the annual meeting

☐	Change of address on reserve side

SIGNATURE OF STOCKHOLDER:                                                          DATE:                        , 2005

SIGNATURE OF STOCKHOLDER:                                                          DATE:                        , 2005

(sign exactly as name appears on this proxy card)